                                                                  EXECUTION COPY




        ================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among


                               CLASSIC CABLE, INC.
                                   as Borrower


                           THE LENDERS PARTIES HERETO,


                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                     as Lead Arranger and Syndication Agent

                                       and

                            THE CHASE MANHATTAN BANK
                             as Documentation Agent

                                       and


                         UNION BANK OF CALIFORNIA, N.A.
                             as Administrative Agent



                            Dated as of July 28, 1999

         ===============================================================

                                TABLE OF CONTENTS


                                                                                                               Page
SECTION 1.  DEFINITIONS...........................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................20

SECTION 2.  AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS..................................21
         2.1      Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts.......................21
         2.2      Term A Loans; Term A Commitment................................................................24
         2.3      Term B Loans; Term B Commitment................................................................25
         2.4      Term C Loans; Term C Commitment................................................................27
         2.5      Issuance of Letters of Credit..................................................................29
         2.6      Optional Prepayments...........................................................................31
         2.7      Mandatory Prepayments..........................................................................31
         2.8      Conversion and Continuation Options............................................................34
         2.9      Minimum Amounts of Tranches....................................................................35
         2.10     Interest Rates and Payment Dates...............................................................35
         2.11     Computation of Interest and Fees...............................................................35
         2.12     Inability to Determine Interest Rate...........................................................36
         2.13     Pro Rata Treatment and Payments................................................................36
         2.14     Illegality.....................................................................................37
         2.15     Increased Costs................................................................................37
         2.16     U.S. Taxes.....................................................................................38
         2.17     Indemnity......................................................................................39
         2.18     Unused Commitment Fees.........................................................................39
         2.19     Mitigation of Costs............................................................................39
         2.20     Registered Loans...............................................................................40
         2.21. Term C Commitments................................................................................40

SECTION 3.  REPRESENTATIONS AND WARRANTIES.......................................................................41
         3.1      Organization and Good Standing.................................................................41
         3.2      Power and Authority............................................................................41
         3.3      Validity and Legal Effect......................................................................41
         3.4      No Violation of Laws or Agreements.............................................................41
         3.5      Title to Assets; Existing Encumbrances; Legal Names............................................42
         3.6      Capital Structure; Equity Ownership; Subordinated Debt.........................................42
         3.7      Subsidiaries and Affiliates....................................................................42
         3.8      Material Contracts.............................................................................42
         3.9      Taxes and Assessments..........................................................................43
         3.10     Litigation and Legal Proceedings...............................................................43
         3.11     Accuracy of Financial Information..............................................................43
         3.12     Accuracy of Other Information..................................................................43
         3.13     Compliance with Laws Generally.................................................................44
         3.14     ERISA Compliance...............................................................................44
         3.15     Environmental Compliance.......................................................................44
         3.16     Federal Regulations............................................................................45
         3.17     Fees and Commissions...........................................................................45
         3.18     Representations and Warranties in Acquisition Agreement........................................45

         3.19     Solvency.......................................................................................45
         3.20     Franchises.....................................................................................45
         3.21     The CATV Systems...............................................................................46
         3.22     Rate Regulation................................................................................47
         3.23     Investment Company Act; Public Utility Holding Company Act.....................................47
         3.24     Nature of Business.............................................................................48
         3.25     Ranking of Loans...............................................................................48

SECTION 4.  CONDITIONS PRECEDENT.................................................................................48
         4.1      Conditions to Closing Date.....................................................................48
         4.2      Conditions to Each Loan or Letter of Credit....................................................51

SECTION 5.  AFFIRMATIVE COVENANTS................................................................................51
         5.1      Financial Statements...........................................................................51
         5.2      Certificates; Other Information................................................................52
         5.3      Payment of Obligations.........................................................................53
         5.4      Conduct of Business and Maintenance of Existence...............................................53
         5.5      Maintenance of Property........................................................................54
         5.6      Insurance......................................................................................54
         5.7      Inspection of Property; Books and Records; Discussions.........................................54
         5.8      Environmental Laws.............................................................................54
         5.9      Use of Proceeds................................................................................55
         5.10     Compliance With Laws, Etc......................................................................55
         5.11     Certain Obligations Respecting Subsidiaries; Prohibitions on Certain Agreements................55
         5.12     Interest Rate Protection.......................................................................56
         5.13     Year 2000......................................................................................56
         5.14     Buford Television Partnership..................................................................56

SECTION 6.  NEGATIVE COVENANTS...................................................................................56
         6.1      Financial Condition Covenants..................................................................56
         6.2      Limitation on Indebtedness.....................................................................58
         6.3      Limitation on Liens............................................................................59
         6.4      Limitation on Fundamental Changes..............................................................59
         6.5      Limitation on Sale of Assets...................................................................60
         6.6      Limitation on Dividends........................................................................60
         6.7      Limitation on Investments, Loans and Advances..................................................61
         6.8      Modifications of Certain Documents; Subordinated Indebtedness; Certain Changes.................62
         6.9      Transactions with Affiliates...................................................................63
         6.10     Fiscal Year....................................................................................63
         6.11     Sale-Leaseback Transactions....................................................................63
         6.12     Management Fees................................................................................63
         6.13     Lines of Business..............................................................................63

SECTION 7.  EVENTS OF DEFAULT....................................................................................64

SECTION 8.  THE AGENT............................................................................................67
         8.1      Appointment....................................................................................67
         8.2      Delegation of Duties...........................................................................67
         8.3      Exculpatory Provisions.........................................................................67
         8.4      Reliance by the Agent..........................................................................68

                                      iii

         8.5      Notice of Default..............................................................................68
         8.6      Non-Reliance on the Agent and Other Lenders....................................................68
         8.7      Indemnification................................................................................69
         8.8      The Facility Agents in Their Individual Capacities.............................................69
         8.9      Successor Agent................................................................................69
         8.10     Collateral Documents...........................................................................69

SECTION 9.  MISCELLANEOUS........................................................................................70
         9.1      Amendments and Waivers.........................................................................70
         9.2      Notices........................................................................................70
         9.3      No Waiver; Cumulative Remedies.................................................................71
         9.4      Survival of Representations and Warranties.....................................................71
         9.5      Payment of Expenses and Taxes..................................................................71
         9.6      Successors and Assigns; Participations; Purchasing Lenders.....................................72
         9.7      Adjustments; Set-Off...........................................................................75
         9.8      Counterparts...................................................................................75
         9.9      Severability...................................................................................75
         9.10     Integration....................................................................................75
         9.11     GOVERNING LAW..................................................................................75
         9.12     Acknowledgments................................................................................75
         9.13     Headings.......................................................................................76
         9.14     Copies of Certificates, Etc....................................................................76
         9.15     Treatment of Certain Information; Confidentiality..............................................76
         9.16     Consent to Jurisdiction........................................................................76
         9.17     Interest Rates.................................................................................77
         9.18     WAIVER OF JURY TRIAL...........................................................................78

EXHIBITS

         A-1      Form of Revolving Note
         A-2      Form of Term A Note
         A-3      Form of Term B Note
         A-4      Form of Term C Note
         B        Form of Assignment and Acceptance
         C        Form of Quarterly Officer's Report
         D        Form of Covenant Compliance Certificate
         E        Form of Continuation Notice
         F        Form of Letter of Credit Request
         G        Form of Regulatory Opinion
         H        Form of Borrowing Notice


SCHEDULES

         1.1      Initial Stockholders
         2.1      Commitments
         3.1      Business Qualification Jurisdictions
         3.5      Legal and Trade Names
         3.7      Subsidiaries and Affiliates
         3.8      Material Contracts
         3.9      Net Operating Losses
         3.10     Litigation
         3.17     Certain Fees
         3.20     Franchises
         3.21     Certain Matters Relating to CATV Systems
         3.22     Effective Competition with respect to CATV Systems
         4.1      Post-Closing Date FCC Consents
         6.2      Indebtedness
         6.3      Liens
         6.7      Investments

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of July 28, 1999, among (1) CLASSIC CABLE, INC., a Delaware corporation (the "Borrower"), (2) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (3) GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger and Syndication Agent, (4) THE CHASE MANHATTAN BANK, as Documentation Agent, and (5) UNION BANK OF CALIFORNIA, N.A., as Administrative Agent for the Lenders hereunder (in such capacity, the "Agent").


PRELIMINARY STATEMENTS:

         1. The Borrower is a party to the Credit Agreement dated as of July 29, 1998 (the "Existing Credit Agreement") among the Borrower, as borrower, the lenders referred to therein (the "Existing Lenders"), Goldman Sachs Capital Partners L.P., as Co-Arranger and Syndication Agent, and Union Bank of California, N.A., as Co-Arranger, Administrative Agent and Documentation Agent, as agent for such lenders.

         2. The Borrower, as buyer, and Buford Group, Inc. and certain other Persons, as seller, have entered into that certain Securities Purchase Agreement dated as of May 11, 1999 (as amended, modified or supplemented, the "Acquisition Agreement"). Pursuant to the Acquisition Agreement the Borrower will purchase all outstanding shares of capital stock (except for shares owned by Buford Television Partnership) of Buford Television, Inc. ("BTI") and all partnership interests of Buford Television Partnership (such acquisition, the "BTI Acquisition") for a purchase price not more than $300,000,000 (as such price may be adjusted pursuant to the Acquisition Agreement).

         3. The Borrower has requested that the Lenders extend loans and make available letters of credit to it from time to time, in an aggregate amount not exceeding $250,000,000 (subject to being increased to $350,000,000 in accordance with the terms of Section 2.21 hereof), for the purposes of (i) refinancing certain existing indebtedness of BTI, (ii) consummating the BTI Acquisition and additional Permitted Acquisitions, (iii) funding working capital and capital expenditures and (iv) funding general corporate purposes, in each case on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:


         SECTION 1.  DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Accountants": Ernst & Young LLP, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Lead Arranger.

         "Acquisition Agreement": as defined in the Preliminary Statements hereto.

         "Affiliate": as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, (b) any Person who is a director, officer, shareholder or partner
(i) of
such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a), (c) any spouse, immediate family member or other relative who has the same principal residence of any Person described in the preceding clauses (a) and (b), or (d) any trust in which any such Person described in the preceding clauses (a), (b) or (c) is the principal beneficiary. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 5% or more of the ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent":  as defined in the preamble hereto.

         "Aggregate Available Revolving Loan Commitment": the sum of the Available Revolving Loan Commitments of each Lender.

         "Aggregate Commitment": the sum of the Aggregate Revolving Loan Commitment, the Aggregate Term A Commitment, the Aggregate Term B Commitment and the Aggregate Term C Commitment.

         "Aggregate Revolving Loan Commitment": the sum of the Revolving Loan Commitments set forth on the signature pages hereto, as the same may be adjusted from time to time pursuant to the provisions hereof.

         "Aggregate Term A Commitment": the sum of the Term A Commitments set forth on the signature pages hereto.

         "Aggregate Term B Commitment": the sum of the Term B Commitments set forth on the signature pages hereto.

         "Aggregate Term C Commitment": the sum of the Term C Commitments of the Term C Lenders.

         "Agreement": this Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

         "Annualized Operating Cash Flow": as at any date, the product of (i) Operating Cash Flow for the fiscal quarter ending on or most recently ended prior to such date times (ii) four; provided that with respect to any calculation of Annualized Operating Cash Flow made as of March 31 of any fiscal year, "Annualized Operating Cash Flow" shall be equal to the product of (x) Operating Cash Flow for the two consecutive fiscal quarter period ending on March 31 times (y) two.

         "Applicable Lending Office": for any Lender, its offices for LIBOR Loans, Base Rate Loans and participations in Letters of Credit, specified below its signature on the signature pages hereof or in the Assignment and Acceptance or Assumption Agreement pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

         "Applicable Margin": (a) with respect to Revolving Loans and Term A Loans, for each LIBOR Loan and for each Base Rate Loan as set forth below:



Maximum
Total Debt Ratio                       LIBOR                   Base Rate
----------------                       ------                  ---------
1(>=6.50:1)                            +2.500%                    +1.500%
2(<6.50:1->=6.00:1)                    +2.250%                    +1.250%
3(<6.00:1->=5.50:1)                    +2.000%                    +1.000%
4(<5.50:1->=5.00:1)                    +1.750%                    +0.750%
-------------------------------------------------------------------------

5(<5.00:1)                             +1.500%                    +0.500%

         and (b) with respect to Term B Loans and Term C Loans, for each LIBOR Loan and for each Base Rate Loan as set forth below:


Maximum
Total Debt Ratio                       LIBOR                   Base Rate
----------------                       ------                  ---------
1(>= 5.50:1)                           +2.750%                    +1.750%
2(< 5.50:1)                            +2.500%                    +1.500%

         "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund or trust or entity that invests in commercial loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Asset Disposition": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons other than to the Borrower or any of its Wholly Owned Subsidiaries; provided that Asset Dispositions shall not include the sale or other disposition in the ordinary course of business and on ordinary business terms of assets in an aggregate amount not exceeding $500,000.

         "Assignment and Acceptance": an Assignment and Acceptance substantially in the form of Exhibit B to this Agreement.

         "Assuming Lender": as specified in Section 2.21(d).

         "Assumption Agreement": as specified in Section 2.21(d)(ii).

         "Available Revolving Loan Commitment": with respect to each Lender having a Revolving Loan Commitment on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's (i) Revolving Loans outstanding,
(ii) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

         "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Reference Rate" shall mean the rate of interest per annum publicly announced from time to time by Union Bank of California, N.A. as its "reference rate" in effect at its office in Los Angeles, California. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the

Federal Funds Effective Rate shall be effective on the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

         "Basic Subscribers": as at any date, (a) the number of Subscribers who subscribe to a CATV System at all rates of pricing for the different levels of service for such CATV System to a single household Subscriber (exclusive of "secondary outlets," as such term is commonly understood in the cable television industry), plus (b) the number of Subscribers determined by dividing the aggregate dollar monthly amount billed to bulk Subscribers (hotels, motels, apartment buildings, hospitals and the like), by the regular basic monthly subscription rate for basic service charged by the CATV System in which such bulk Subscriber is located.

         "Borrower": as defined in the preamble hereto.

         "Borrowing Notice": a notice from the Borrower to the Agent requesting a borrowing of Loans, substantially in the form of Exhibit G hereto.

         "BTI": as defined in the Preliminary Statements hereto.

         "BTI Acquisition": as defined in the Preliminary Statements hereto.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the State of California or New York City are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

         "Capital Expenditures": for any period, expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and excluding also the BTI Acquisition or any Permitted Acquisition) during such period computed in accordance with GAAP.

         "Capitalized Lease Obligations": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase any of the foregoing or any other securities convertible into any of the foregoing.

         "Cash Collateral Account": as defined in the Recitals to the Security Agreement.

         "Cash Collateral Deposit": cash deposits made by the Borrower to the Agent, to be held by the Agent as Collateral in the Cash Collateral Account pursuant to the Security Agreement, for the reimbursement of drawings under Letters of Credit.

         "Cash Equivalent": any of the following: (a) readily marketable direct obligations of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States of America, maturing within 365 days of purchase (in the case of all such obligations other than direct obligations of the United States Treasury), (b) certificates of deposit of or time deposits maturing within 365 days of purchase with any commercial bank that is a Lender or (i) has deposits insured by the Federal Deposit Insurance Corporation, (ii) is organized under the laws of the United States or any State thereof and (iii) (A) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, or (B) has combined capital and surplus or at least $500 million, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by the Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., in each case with a maturity of not more than 180 days from the date of acquisition thereof, (d) repurchase agreements entered into by the Borrower with a Lender or any commercial bank of the type referred to in clause (b) above for direct obligations issued by or fully guaranteed by the United States of America maturing within 365 days and, except for repurchase agreements having a term of not more than seven days, in which the Agent shall have a valid and perfected first priority security interest (subject to no other Liens) provided that each such repurchase agreement shall have a fair market value of at least 100% of the amount of the repurchase obligations thereunder on the date of purchase thereof and (e) investments, classified as current assets of the Borrower or any of its Subsidiaries under GAAP, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Rating Agency, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

         "Cash Income Taxes": cash income taxes paid by the Borrower and its Subsidiaries during the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

         "Casualty Event": with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "CATV System": any cable distribution system that receives broadcast signals by antennae, microwave transmission, satellite transmission or any other form of transmission and that amplifies such signals and distributes them to Persons who pay to receive such signals.

         "CCI: Classic Communications, Inc., a Delaware corporation.

         "CCI Indenture": that certain Indenture dated as of July 29, 1998, between CCI and Bank One, N.A. as trustee, as it may be amended or otherwise modified from time to time in accordance with the terms hereof.

         "CCI Notes": $114,000,000 Classic Communications, Inc. Units Consisting of 13 1/4% Senior Discount Notes due 2009 issued pursuant to the CCI Indenture.

         "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 have been satisfied.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower and any other Obligor, as the case may be, as security for all or part of the Obligations.

         "Collateral Account": as defined in the Recitals to the Security Agreement.

         "Collateral Documents": the Security Agreement, all notices of security interests in (and agreements executed in connection therewith) deposit accounts requested by the Agent pursuant to the Security Agreement, the Pledge Agreement, and all Form UCC-1 and Form UCC-3 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by the Borrower and the other Obligors.

         "Commitment Date": as specified in Section 2.21(b).

         "Commitment Increase": as specified in Section 2.21(a).

         "Commitment Percentage": as to any Lender at any time, the percentage of the Aggregate Commitment then constituted by such Lender's Commitments.

         "Commitments": as to any Lender, any Revolving Loan Commitment, any Term A Commitment, any Term B Commitment and any Term C Commitment held by it hereunder.

         "Commonly Controlled Entity": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

         "Communications Act": the Communications Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

         "Continuation Notice": a request for continuation or conversion of a Loan as set forth in Section 2.8, substantially in the form of Exhibit E.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covenant Compliance Certificate": a certificate of a senior financial officer of the Borrower substantially in the form of Exhibit D hereto.

         "Debt Offering": any issuance or sale by CCI, the Borrower or any of their respective Subsidiaries of any debt securities.

         "Debt Service": for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) in the case of Revolving Loans under this Agreement, the aggregate amount of payments of principal of such Loans that, giving effect to Commitment reductions scheduled to be made during such period pursuant to Section 2.1(e), were required to be made pursuant to this Agreement during such period plus (b) in the case of all other Indebtedness, all regularly scheduled payments or regularly scheduled prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capitalized Lease Obligations, but excluding prepayments under Section 2.7 hereof) made during such period plus
(c) all Interest Expense for such period.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Documentation Agent": as defined in the preamble hereto.

         "Dollars" and "$": dollars in lawful currency of the United States.

         "Drawing Lender": as defined in Section 2.5(c).

         "Environmental Control Statutes": as defined in Section 3.15.

         "Equity Offering": (a) the sale or issuance (or reissuance) by the Borrower, any Subsidiary, or CCI of any equity interest (common stock, preferred stock, partnership interests, limited liability company interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interests, or (b) the receipt by the Borrower, any Subsidiary or CCI of any capital contribution (whether or not evidenced by any equity security); provided that Equity Offering shall not include (i) any exercise of a warrant for which the respective exercise price is nominal, (ii) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower, (iii) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower, (iv) any such issuance or sale of stock in the Borrower or capital contribution to the Borrower, the proceeds of which are applied concurrently with the receipt thereof (or within 10 Business Days thereafter) to consummate a Permitted Acquisition pursuant to Section 6.7(h) or (v) any equity interest issued pursuant to an employment contract or an equity incentive plan for employees and involving cash consideration not in excess of $1,000,000 in any single transaction or $3,000,000 in the aggregate for all transactions included in this clause (v).

         "Equity Rights": with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "Equityholder Agreements": each shareholder agreement, limited liability company agreement, partnership agreement, voting agreement, buy-sell agreement, option, warrant, put, call, or right of first refusal, and any other agreement or instrument with conversion rights into equity of the Borrower or any Subsidiary either (a) between the Borrower or any Subsidiary and any holder or prospective holder of any equity interest of the Borrower or any Subsidiary (including interests convertible into such equity) or (b) otherwise between any two or more such holders of equity interests.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

         "Eurodollar Business Day": any day on which banks are open for dealings in Dollar deposits in the London Interbank Market.

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excess Cash Flow": for any period, the excess of (a) the sum of (i) Operating Cash Flow for such period plus (ii) cash receipts during such period in respect of any extraordinary or non-recurring gains to the extent not required pursuant to Section 2.7(b) to be applied to the prepayment of the Loans and reductions of the Commitments (or minus cash payments during such period in respect of any extraordinary or non-recurring losses) over (b) the sum of (i) Fixed Charges for such period (minus the amount of any Capital Expenditures to the extent financed with the proceeds of Indebtedness incurred pursuant to
Section 6.2(g) during such period) plus (ii) the excess, if any, of Working Investment at the end of such period over Working Investment at the beginning of such period (or minus the excess, if any of Working Investment at the beginning of such period over Working Investment at the end of such period).

         "Existing Credit Agreement": as defined in the Preliminary Statements hereto.

         "Existing Lenders": as defined in the Preliminary Statements hereto.

         "FCC": the Federal Communications Commission or any successor thereto.

         "Facility Agent": as defined in Section 8.1.

         "Federal Funds Effective Rate": as defined in the definition of "Base Rate" contained in this Section 1.1.

         "Fixed Charge Coverage Ratio": as at the last day of any fiscal quarter, the ratio of Annualized Operating Cash Flow as at such last day to Fixed Charges for the four quarter period ending on such day.

         "Fixed Charges": for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) Debt Service for such period, (ii) Capital Expenditures for such period and (iii) Cash Income Taxes for such period.

         "Franchise": a franchise, license, authorization or right by contract or otherwise to construct, own, operate, promote, extend and/or otherwise exploit any CATV System or Telephone System operated or to be operated by the Borrower or any of its Subsidiaries granted by any state, county, city, town, village or other local or state government authority or by the FCC. The term "Franchise" shall include each of the Franchises set forth on Schedule 3.20 hereto.

         "GAAP": generally accepted accounting principles in the United States in effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of the covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

         "Governmental Authority": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GSCP": Goldman Sachs Credit Partners L.P.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation (without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantees": the guarantees made by each of the Guarantors and all other guarantees executed by a guarantor in favor of the Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Lead Arranger and the Agent, as the same may be amended or modified from time to time in accordance with the terms hereof.

         "Guarantors": (i) each Subsidiary, (ii) CCI and (iii) Translator Management, Inc., a Delaware corporation.

         "Hazardous Material": collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Control Statute and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Control Statute.

         "Increase Date": as defined in Section 2.21(a).

         "Increase Lender": as specified in Section 2.21(b).

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities (other than for borrowed money) incurred in the ordinary course of business so long as such trade liabilities are payable within 90 days of the date the respective goods are delivered or the respective services are rendered) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person, (f) all payment obligations of such Person under Non-Compete Agreements and (g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (g) of this definition.

         "Initial Stockholders": collectively, the persons and entities listed on Schedule 1.1 hereto and any Affiliates thereof which become owners of capital stock of CCI.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Interest Expense": for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) all interest on Total Debt (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) which was paid, payable and/or accrued for such period (without duplication of previous amounts and without including "PIK" interest or similar interest, if any, which is not required under the terms of the instrument creating such Indebtedness to be paid currently in cash), (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend, (iii) net amounts payable (or receivable) under all Interest Rate Agreements and (iv) all Restricted Payments made to CCI pursuant to Section 6.6(iii); provided, however, that if, as at any date (a "calculation date"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Closing Date, Interest Expense shall be calculated only for the portion of such period commencing on the Closing Date and ending on the calculation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and denominator of which is the number of days during the period commencing on the day immediately following the Closing Date through and including the calculation date.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while the Loans are outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of
(a), (b) and (c) above, the day on which the Term A Loans, Term B Loans, Term C Loans and the Revolving Loans become due and payable in full and are paid or prepaid in full.

         "Interest Period": with respect to any LIBOR Loan:

         (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or Continuation Notice, as the case may be, given with respect thereto; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Term A Loans, the Term B Loans, the Term C Loans or the Revolving Loans, as applicable, shall end on the date of such final payment; and

                  (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement which is designed solely to protect against fluctuations in interest rates (and does not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates) under which the Borrower is a party or a beneficiary.

         "Lead Arranger": as defined in the preamble hereto.

         "Lenders": as defined in the preamble hereto and Section 8.8 hereof and includes Assuming Lenders.

         "Letter of Credit": as defined in Section 2.1(a).

         "Letter of Credit Amount": the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

         "Letter of Credit Request": a request by the Borrower for the issuance of a Letter of Credit, on the Agent's standard form of Application for Irrevocable Standby Letter of Credit, the current form of which is attached hereto as Exhibit F, and containing terms and conditions satisfactory to the Agent in its sole discretion.

         "LIBOR": with respect to any LIBOR Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the respective Reference Lenders for such Interest Period. If any Reference Lender is not participating in any LIBOR Loans during any Interest Period therefor, LIBOR for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Lender would have made or had outstanding had it been participating in such Loan during such Interest Period.

         "LIBOR Adjusted Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                      LIBOR
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

         "LIBOR Loans": Loans the rate of interest applicable to which is based upon LIBOR.

         "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Loan": a Revolving Loan, a Term A Loan, a Term B Loan or a Term C
Loan.

         "Loan Documents": this Agreement, the Notes, any Letter of Credit Requests that are executed by the Borrower, the Collateral Documents and the Guarantees and any other agreement executed by an Obligor in connection therewith and herewith including, but not limited to, UCC-1 and UCC-3 Financing Statements, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

         "Majority Lenders": Lenders having at least 51% of the sum of (a) the aggregate outstanding principal amounts of the Term A Loans or, if the Term A Loans shall not have been made, the aggregate outstanding principal amount of the Term A Commitments, plus (b) the aggregate outstanding principal amounts of the Term B Loans or, if the Term B Loans shall not have been made, the aggregate outstanding principal amount of the Term B Commitments plus (c) the aggregate outstanding principal amounts of the Term C Loans or, if the Term C Loans shall not have been made, the aggregate outstanding principal amount of the Term C Commitments plus (d) the sum of (i) the Aggregate Available Revolving Loan Commitment at such time plus (ii) the aggregate outstanding principal amount of the Revolving Loans plus (iii) the aggregate amount of all participations purchased by Lenders in any outstanding Letters of Credit or unreimbursed drawings under Letters of Credit at such time.

         "Majority Revolving Loan Lenders": Revolving Loan Lenders having at least 51% of the aggregate amount of the Revolving Commitments or, if the Revolving Loan Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Revolving Loans plus (b) the aggregate amount of all participations purchased by Lenders in any outstanding Letters of Credit or unreimbursed drawings under Letters of Credit at such time.

         "Margin Stock": as defined in Regulation U.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its respective obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent and the Lenders hereunder or thereunder or
(d) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

         "Material Contracts": as defined in Section 3.8.

         "Maximum Senior Debt Ratio": as at any date, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Senior Debt on such date (calculated with reference to the last paragraph of Section 2.7(b)(i)) to Annualized Operating Cash Flow as at such date.

         "Maximum Total Debt Ratio": as at any date, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Total Debt on such date (calculated with reference to the last paragraph of Section 2.7(b)(i)) to Annualized Operating Cash Flow as at such date.

         "Multiemployer Plan": a plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds": (a) with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash from time to time (whether as initial consideration or through payment or disposition of deferred consideration or disposition of non-cash consideration) minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition), (ii) Indebtedness, other than the Loans, required to be paid as a result of such Asset Disposition and (iii) federal, state and local taxes incurred and paid in connection with such Asset Disposition; (b) with respect to any Equity Offering, the net amount equal to the aggregate amount received in cash in connection with such Equity Offering minus the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower in connection with such Equity Offering (other than amounts payable to Affiliates of the Person making such Equity Offering); (c) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Borrower and its Subsidiaries in respect of such Casualty

Event; and (d) with respect to any Sale-Leaseback of Tower Assets, the net amount equal to the aggregate amount received in cash in connection with such Sale-Leaseback of Tower Assets minus the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries in connection with such Sale-Leaseback of Tower Assets (other than amounts payable to Affiliates of the Person entering into such transaction).

         "New Subordinated Notes": $100,000,000 Classic Cable, Inc. 93/8% Senior Subordinated Notes due 2009 issued pursuant to the New Subordinated Indenture, as such notes may be refinanced in accordance with Section 6.2(h).

         "97/8% Subordinated Notes": $125,000,000 Classic Cable, Inc. 9 7/8% Senior Subordinated Notes due 2008 issued pursuant to the 1998 Subordinated Indenture, as such notes may be refinanced in accordance with Section 6.2(h).

         "Non-Compete Agreements": all agreements pursuant to which the Borrower or any Subsidiary has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with the Borrower or such Subsidiary in a given area.

         "Nonrecourse Guarantee": a Shareholder Nonrecourse Guarantee in form and substance reasonably satisfactory to the Lead Arranger and the Agent, made by CCI in favor of the Agent, for the benefit of the Lenders, as the same may be amended from time to time in accordance with the terms hereof.

         "Note": a Revolving Note, a Term A Note, a Term B Note or a Term C Note, as the case may be, and "Notes" shall mean the Revolving Notes, Term A Notes, the Term B Notes and/or the Term C Notes, as the case may be.

         "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Term A Loans, the Term B Loans, the Term C Loans and the Revolving Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit) and all other obligations and liabilities of the Obligors to the Agent, the other Facility Agents and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith or in respect of overdrafts and related liabilities owed to any Lender or any of its Affiliates or any treasury, depositary and cash management services in connection with any automated clearing house transfers of funds provided by a Lender or any of its Affiliates for the Borrower or in respect of guarantees by the Borrower of any such obligations or liabilities of any of its Subsidiaries for such services, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel (including the allocated reasonable cost of internal counsel) to the Agent, the other Facility Agents or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

         "Obligor": the Borrower, each Guarantor and any other Person (other than the Agent or a Lender) obligated under any Loan Document.

         "Operating Cash Flow": for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the aggregate gross operating revenue for such period derived in the ordinary course of business in respect of the CATV Systems and Telephone Systems, and the other businesses permitted pursuant to Section 6.13, of the Borrower and its Subsidiaries (including revenues arising from second outlets and remotes and advertising revenues, and including pay-per-view revenues and installation fees, but excluding interest income and unusual items) minus (b) all operating expenses for such period, including, without limitation, technical, programming, selling and general administration expenses incurred by the

Borrower and its Subsidiaries, but excluding (to the extent included in operating expenses) Interest Expense, amortization, depreciation, income and withholding taxes, other non-cash charges and extraordinary gains or losses plus
(c) to the extent otherwise deducted in computing Operating Cash Flow, an amount paid during the period ending on September 30, 1999 not to exceed $5,200,000 payable to officers of the Borrower as one-time transaction fees in connection with the transactions relating to the BTI Acquisition plus (d) for each period ending prior to June 30, 2000, $375,000 for each Fiscal Quarter to reflect certain approximate compensation expense adjustments and merger related expenses.

         Notwithstanding the foregoing, with respect to any calculation of Operating Cash Flow for any periods occurring prior to consummation of the BTI Acquisition, such calculation shall be made (i) in compliance with Section 1.2(e) and (ii) for periods prior to July 1, 1999, such that the BTI Acquisition is included in such calculation for such period on a pro forma basis as if it occurred on the first day of such period.

         "Organic Documents": relative to any entity, its certificate or articles of incorporation or organization, its by-laws or operating agreement, any Equityholder Agreements, its partnership agreement, and any other agreements or documents relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

         "Other Communications Business": any internet service provider, U.S. domestic data service provider, U.S. domestic long distance services provider, U.S. domestic direct broadcast satellite services (DBS) provider, U.S. domestic multichannel multipoint distribution services (MMDS) provider or U.S. domestic local multipoint distribution services (LMDS) provider.

         "Participant": as defined in Section 9.6(b).

         "Pay TV Units": the aggregate number of premium or pay television services to which Subscribers subscribe.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "Permitted Acquisition": the acquisition (whether by way of purchase of assets or stock, by merger or consolidation or otherwise) by the Borrower, or any Wholly Owned Subsidiary of the Borrower, of any (i) U.S. domestic CATV System or (ii) Other Communications Business.

         "Person": any individual, firm, partnership, joint venture, corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan": as to any Person, any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

         "Pledge Agreement": a Shareholder Pledge Agreement in form and substance reasonably satisfactory to the Lead Arranger and the Agent, made by CCI in favor of the Agent, for the benefit of the Lenders, as the same may be amended from time to time in accordance with the terms hereof.

         "Prepayment Amount": as defined in Section 5.2(m).

         "Prepayment Date": as defined in Section 5.2(m).

         "Prepayment Notice": as defined in Section 5.2(m).

         "Pro Forma Debt Service": as at the last day of any fiscal quarter, Debt Service for the period of four consecutive fiscal quarters immediately following such last day, determined under the assumptions that (i) the rate of interest applicable to Indebtedness of the Borrower and its Subsidiaries during such period will not change from the blended average rate of interest in effect on such last day and (ii) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capitalized Lease Obligations) required to be made during such period will be made when due.

         "Pro Forma Debt Service Coverage Ratio": as at the last day of any fiscal quarter, the ratio of (a) Annualized Operating Cash Flow as at such last day to (b) Pro Forma Debt Service as at such last day.

         "Prohibited Transaction": with respect to any Plan, a prohibited transaction (as defined in Section 406 of ERISA) with respect to such Plan.

         "Properties": the collective reference to the real and personal (tangible and intangible) property owned, leased, used, occupied or operated, under license or permit, (i) by the Obligors (other than CCI) and (ii) by CCI, to the extent encumbered by the Pledge Agreement.

         "Purchasing Lenders": as defined in Section 9.6(c).

         "Qualified Public Offering": an offer or offerings of common stock of CCI under one or more effective registration statements under the Securities Act of 1933, as amended, such that, after giving effect thereto, (i) at least 20% of the common stock of CCI on a fully diluted basis (i.e., giving effect to the exercise of any warrants, options and conversion and other rights) has been sold pursuant to such offerings, and (ii) such offerings result in aggregate cash proceeds being received by CCI of at least U.S. $25,000,000 exclusive of underwriter's discounts and other expenses.

         "Quarterly Officer's Report": a report of a senior financial officer of the Borrower substantially in the form of Exhibit C hereto.

         "Reference Lenders": Union Bank of California, N.A., The Chase Manhattan Bank and such other Lenders, if any, that are from time to time party hereto as shall be specified by the Borrower and agreed to by the Agent as "Reference Lenders" hereunder.

         "Register": as defined in Section 9.6(d).

         "Registered Loans": as defined in Section 2.20.

         "Registered Notes": as defined in Section 2.20.

         "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

         "Requirement of Law": as to any Person, the Organic Documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserved Amount": with respect to any Asset Disposition, any appropriate amount provided by the Borrower and its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Disposition and retained by the Borrower or any of its Subsidiaries after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition as reflected in a certificate of a senior financial officer of the Borrower delivered to the Lenders at the time of such Asset Disposition.

         "Responsible Officer": with respect to the Borrower or any Subsidiary, the chief executive officer, the president, any executive vice president, any senior vice president or any vice president of such entity, or, with respect to financial matters, the chief financial officer, treasurer or controller of such entity.

         "Restricted Payments": as defined in Section 6.6.

         "Revolving Loan": as defined in Section 2.1(a).

         "Revolving Loan Commitment": with respect to each Lender having a Revolving Loan Commitment, its commitment listed as its "Revolving Loan Commitment" in Schedule 2.1 hereto to make Revolving Loans and participate in Letters of Credit hereunder through its Applicable Lending Office, as the same shall be adjusted from time to time pursuant to this Agreement.

         "Revolving Loan Commitment Expiration Date": July 31, 2007 or such earlier date as the Aggregate Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

         "Revolving Loan Commitment Percentage": with respect to each Revolving Loan Lender, the percentage equivalent of the ratio which such Revolving Loan Lender's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, as such Revolving Loan Lender's Revolving Loan Commitment and the Aggregate Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof.

         "Revolving Loan Lender": each Lender having a Revolving Loan Commitment and/or which shall have (i) Revolving Loans outstanding and/or (ii) participations in Letters of Credit which are outstanding.

         "Revolving Note" and "Revolving Notes": as defined in Section 2.1(c).

         "Sale-Leaseback of Tower Assets": the sale and leaseback, in one or more transactions, of any of the towers owned by the Borrower or any of its Subsidiaries as of the date hereof, used to facilitate the transmission of telecommunication, voice data and video signals.

         "Security Agreement": the Security Agreement in form and substance reasonably satisfactory to the Lead Arranger and the Agent made by the Borrower and the Subsidiary Guarantors in favor of the Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Borrower and the Subsidiary Guarantors described therein, as the same may be amended from time to time in accordance with the terms hereof.

         "Senior Debt": Total Debt other than Subordinated Indebtedness.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": when used with respect to any Person, that:

                  (a) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

                  (b) such Person is able to pay its debts as they become due;
and

                  (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

         "Subordinated Indebtedness": the 97/8% Subordinated Notes and the New Subordinated Notes.

         "Subordinated Indentures": collectively, (a) that certain Indenture dated as of July 29, 1998, between the Borrower and Chase Bank of Texas, National Association, as trustee, as it may be amended or otherwise modified, or replaced pursuant to a refinancing of the 97/8% Subordinated Notes permitted under Section 6.2(h), from time to time in accordance with the terms hereof (the "1998 Subordinated Indenture") and (b) that certain Indenture dated as of July 28, 1999, between the Borrower and Chase Bank of Texas, N.A., as trustee, as it may be amended or otherwise modified, or replaced pursuant to a refinancing of the New Subordinated Notes permitted under Section 6.2(h), from time to time in accordance with the terms hereof (the "New Subordinated Indenture").

         "Subordinated Notes": the 97/8% Subordinated Notes and the New Subordinated Notes.

         "Subscriber": a Person who subscribes to one or more of the cable television services of the Borrower and its Subsidiaries and includes both Basic Subscribers and Persons who subscribe to Pay TV Units, but excluding each such Person whose account is more than 120 days past due.

         "Subsidiary": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Syndication Agent": as defined in the preamble hereto.

         "Tax Sharing Agreement": a Tax Sharing Agreement, in form and substance acceptable to the Agent, among CCI, the Borrower and each of its Subsidiaries, as amended or modified from time to time in accordance with the terms hereof.

         "Telephone System": any local telephone exchange providing telephone and related services to customers by access lines.

         "Term A Commitment": with respect to each Lender having a Term A Commitment, the commitment listed as its "Term A Commitment" in Schedule 2.1 hereto to make a Term A Loan hereunder through its Applicable Lending Office, as the same may be adjusted pursuant to the provisions hereof.

         "Term A Commitment Percentage": with respect to each Term A Lender, the percentage equivalent of the ratio which such Term A Lender's Term A Commitment bears to the Aggregate Term A Commitment.

         "Term A Lenders": each Lender having a Term A Commitment and/or which shall have Term A Loans outstanding.

         "Term A Loan":  as defined in Section 2.2(a).

         "Term A Maturity Date": July 31, 2007 or such earlier date as the Aggregate Term A Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

         "Term A Note" and "Term A Notes": as defined in Section 2.2(c).

         "Term A Reduction Dates": the dates on which scheduled principal payments of the Term A Loans are due, as set forth in the table in Section 2.2(d).

         "Term B Commitment": with respect to each Lender having a Term B Commitment, the commitment listed as its "Term B Commitment" in Schedule 2.1 hereto to make a Term B Loan hereunder through its Applicable Lending Office, as the same may be adjusted pursuant to the provisions hereof.

         "Term B Commitment Percentage": with respect to each Term B Lender, the percentage equivalent of the ratio which such Term B Lender's Term B Commitment bears to the Aggregate Term B Commitment.

         "Term B Lenders": each Lender having a Term B Commitment and/or which shall have Term B Loans outstanding.

         "Term B Loan": as defined in Section 2.3(a).

         "Term B Maturity Date": January 31, 2008 or such earlier date as the Aggregate Term B Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

         "Term B Note" and "Term B Notes": as defined in Section 2.3(c).

         "Term B Reduction Dates": the dates on which scheduled principal payments of the Term B Loans are due, as set forth in the table in Section 2.3(d).

         "Term C Commitment": with respect to each Lender or Assuming Lender that participates in a Commitment Increase, the commitment of such Lender as determined in accordance with Section 2.21 to make a Term C Loan hereunder through its Applicable Lending Office, as the same may be adjusted pursuant to the provisions hereof.

         "Term C Commitment Percentage": with respect to each Term C Lender, the percentage equivalent of the ratio which such Term C Lender's Term C Commitment bears to the Aggregate Term C Commitment.

         "Term C Lenders": each Lender having a Term C Commitment and/or which shall have Term C Loans outstanding.

         "Term C Loan": as defined in Section 2.4(a).

         "Term C Maturity Date": January 31, 2008 or such earlier date as the Aggregate Term B Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

         "Term C Note" and "Term C Notes": as defined in Section 2.4(c).

         "Term C Reduction Dates": the dates on which scheduled principal payments of the Term C Loans are due, as set forth in the table in Section 2.4(d).

         "Termination Event": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

         "Total Debt": the aggregate principal amount (net of applicable discounts taken in accordance with GAAP) of all Indebtedness of the Borrower and its Subsidiaries (including subordinated indebtedness and Capitalized Lease Obligations).

         "Total Interest Coverage Ratio": as at the last day of any fiscal quarter, the ratio of Annualized Operating Cash Flow as at such last day to Interest Expense for the four quarter period ending on such day.

         "Tranche": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

         "Transferee": as defined in Section 9.6(g).

         "Type": as to any Term A Loan, any Term B Loan, Term C Loan or any Revolving Loan, its nature as a Base Rate Loan or a LIBOR Loan.

         "U.S. Person": as defined in Section 2.16.

         "Weighted Average Life to Maturity": when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

         "Wholly Owned Subsidiary": with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person.

         "Working Investment": as at any date of determination thereof, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) of the following: (a) the sum of
(i) the unpaid face amount of all accounts receivable as at such date plus (ii) the aggregate amount of prepaid expenses and other current assets (other than cash) as at such date minus (b) the sum of (i) the unpaid amount of all accounts payable as at such date plus (ii) the aggregate amount of all accrued expenses as at such date (but excluding from accounts payable and accrued expenses, the current portion of long-term debt, the aggregate principal amount of Loans as at such date and all accrued interest and taxes).

         "WTAC": WT Acquisition Corporation, a Delaware corporation.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) For the purpose of determining financial covenant compliance hereunder for any period (including with respect to Permitted Acquisitions pursuant to Section 6.7(h)(vi)), acquisitions, divestitures, and asset sales occurring during such period (or intended to occur during such period in the case of a potential Permitted Acquisition) will be included in the calculations for such period on a pro forma basis, and will be deemed to have occurred on the first day of such period.

         (f) So long as the Borrower and its Subsidiaries shall be included in consolidated Federal income tax returns filed by CCI pursuant to the Tax Sharing Agreement, whenever making determinations under this Agreement of the amount of Federal income taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by the Borrower and its Subsidiaries, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, in respect to such taxes under the Tax Sharing Agreement without reference to whether CCI and its Subsidiaries as an affiliated group shall in fact pay any amounts in respect of Federal income taxes (or receive any amounts in respect of refunds of Federal income taxes) during the relevant period.


         SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS

         2.1 Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts. (a) Subject to the terms and conditions hereof, each Lender having a Revolving Loan Commitment severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Revolving Loan", and collectively, the "Revolving Loans") in accordance with the provisions of this Agreement and (ii) participate through its Applicable Lending Office in letters of credit issued for the account of the Borrower pursuant to Section 2.5 from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Letter of Credit", and collectively, the "Letters of Credit"); provided, however, that the sum of (A) the aggregate principal amount of all Revolving Loans outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the Aggregate Revolving Loan Commitment at any time; and provided further that the sum of (x) the aggregate Letter of

Credit Amount of all Letters of Credit outstanding and (y) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $10,000,000 at any time. Within the limits of each Revolving Loan Lender's Revolving Loan Commitment, the Borrower may borrow, have Letters of Credit issued for the Borrower's account, prepay Revolving Loans and reborrow Revolving Loans.

         The principal amount of each Revolving Loan Lender's (A) Revolving Loan and (B) participation in a Letter of Credit shall be in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the total amount of the Revolving Loan or Revolving Loans, or the Letter of Credit or Letters of Credit, requested; provided that in no event shall any Revolving Loan Lender be obligated to make a Revolving Loan or participate in a Letter of Credit if after giving effect to such Revolving Loan or such participation the sum of such Revolving Loan Lender's (x) Revolving Loans outstanding, (y) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (z) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan or such Revolving Loan Lender's Revolving Loan Commitment Percentage of such Letter of Credit is in excess of such Revolving Loan Lender's Available Revolving Loan Commitment.

         (b) Subject to Sections 2.12 and 2.14, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.1(d) or 2.8. Each Revolving Loan Lender may make or maintain its Revolving Loans or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

         (c) The Revolving Loans made by each Revolving Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 (a "Revolving Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Revolving Loan Lender and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by such Revolving Loan Lender to the Borrower pursuant to Section 2.1(a) or 2.5(c), with interest thereon as prescribed in Sections 2.10 and 2.11. Each Revolving Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Revolving Loan Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Revolving Loan Lender to make any such recordation or notation in the books and records of the Revolving Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Each Revolving Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.10 and 2.11 and (iii) be stated to be payable in full on the Revolving Loan Commitment Expiration Date.

         (d) The Borrower shall give the Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which Borrowing Notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to each proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Revolving Loan Lenders make the Revolving Loans on the proposed borrowing date and specifying
(i) the aggregate amount of Revolving Loans requested to be made, (ii) whether the Revolving Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such Borrowing Notice, the Agent shall promptly notify each Revolving Loan Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such notice. On the proposed borrowing date, not later than 10:00 A.M., Los Angeles time, each Revolving Loan Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Revolving Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds. The Agent may, in the absence of notification from any Revolving Loan Lender that such Revolving Loan Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Revolving Loans.

         (e) On each date set forth below, the Aggregate Revolving Loan Commitment shall automatically reduce to the corresponding amount set forth below:

                                                     Reduced Aggregate
Effective Date of Reduction                  Revolving Loan Commitment
---------------------------                  -------------------------
December 31, 2001                                  $ 73,125,000
March 31, 2002                                       71,718,750
June 30, 2002                                        70,312,500
September 30, 2002                                   69,906,250
December 31, 2002                                    67,500,000
March 31, 2003                                       65,625,000
June 30, 2003                                        63,750,000
September 30, 2003                                   61,875,000
December 31, 2003                                    60,000,000
March 31, 2004                                       57,187,500
June 30, 2004                                        54,375,000
September 30, 2004                                   51,562,500
December 31, 2004                                    48,750,000
March 31, 2005                                       45,000,000
June 30, 2005                                        41,250,000
September 30, 2005                                   37,500,000
December 31, 2005                                    33,750,000
March 31, 2006                                       29,062,500
June 30, 2006                                        24,375,000
September 30, 2006                                   19,687,500
December 31, 2006                                    15,000,000
March 31, 2007                                        7,500,000
July 31, 2007                                                 0

         In addition, the Borrower shall have the right at any time or from time to time, subject to clauses (f) and (g) below, to terminate or reduce the Aggregate Revolving Loan Commitment without premium or penalty provided that,
(i) the Borrower shall have given the Agent ten Business Days' prior written notice thereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

         (f) Reductions of the Aggregate Revolving Loan Commitment pursuant to this Section 2.1 or Section 2.7 shall automatically effect a reduction of the Revolving Loan Commitment of each Revolving Loan Lender to an amount equal to the product of (i) the Aggregate Revolving Loan Commitment of all Revolving Loan Lenders, as reduced pursuant to this Section 2.1 or Section 2.7 and (ii) the Revolving Loan Commitment Percentage of such Revolving Loan Lender immediately prior to such reduction of the Aggregate Revolving Loan Commitment on such date.

         (g) Upon each reduction or termination of the Aggregate Revolving Loan Commitment, the Borrower shall (i) pay the unused commitment fee, payable pursuant to Section 2.18, accrued on the amount of the Aggregate Revolving Loan Commitment through the date of such reduction or termination, as the case may be, (ii) prepay the amount, if any, by which the sum of (A) the aggregate unpaid principal amount of the Revolving Loans, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the amount of the Aggregate Revolving Loan Commitment as so reduced (or, if the Aggregate Revolving Loan Commitment is being terminated, prepay all of (A) the aggregate unpaid principal amount of the Revolving Loans, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit), together in each case with accrued interest on the amount being prepaid to the date of such prepayment (or, with respect to outstanding Letters of Credit, (x) make a Cash Collateral Deposit in an amount equal to such excess to the extent such excess is not corrected by the foregoing prepayment (in the case of a reduction) or (y) make a Cash Collateral Deposit in an amount equal to the aggregate Letter of Credit Amount of all Letters of Credit outstanding (in the case of a termination)) and (iii) compensate the Revolving Loan Lenders for their funding costs, if any, in accordance with Section 2.17.

         (h) Neither the Agent nor any Revolving Loan Lender shall be responsible for the obligation or Available Revolving Loan Commitment of any other Revolving Loan Lender hereunder, nor will the failure of any Revolving Loan Lender to comply with the terms of this Agreement relieve any other Revolving Loan Lender or the Borrower of their obligations under this Agreement and the Revolving Notes. Nothing herein shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

         (i) The Revolving Loan Commitment of each Revolving Loan Lender and the Aggregate Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date. All outstanding Revolving Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

         2.2 Term A Loans; Term A Commitment. Subject to the terms and conditions hereof, each Lender having a Term A Commitment severally agrees to make a term loan (each, a "Term A Loan" and, collectively, the "Term A Loans") to the Borrower on the Closing Date in a principal amount equal to the Term A Commitment of such Lender.

         (b) Subject to Sections 2.12 and 2.14, the Term A Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.2(e) or 2.8. Each Term A Lender may make or maintain its Term A Loan to the Borrower by or through any Applicable Lending Office.

         (c) The Term A Loan made by each Term A Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 (a "Term A Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term A Lender and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of the Term A Loan made by such Term A Lender to the Borrower pursuant to Section 2.2(a), with interest thereon as prescribed in Sections 2.10 and 2.11. Each Term A Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term A Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term A Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Term A Lender to make any such recordation or notation in the books and records of the Term A Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term A Notes. Each Term A Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.10 and 2.11 and (iii) be stated to be payable in installments of principal in accordance with, and subject to the provisions of, Section 2.2(d).

         (d) On each Term A Reduction Date, the Borrower shall repay the principal of the Term A Notes in an aggregate amount equal to the amount set forth below opposite such Term A Reduction Date:

          Term A Reduction Date               Principal Payment
          ---------------------               -----------------
          December 31, 2001                   $       1,875,000

          March 31, June 30, September 30             1,406,250
          and December 31, 2002

          March 31, June 30, September 30             1,875,000
          and December 31, 2003

          March 31, June 30, September 30             2,812,500
          and December 31, 2004

          March 31, June 30, September 30             3,750,000
          and December 31, 2005

          March 31, June 30, September 30             4,687,500
          and December 31, 2006

          March 31 and July 31, 2007                  7,500,000


; provided that the final installment paid shall be in an amount equal to all amounts owed by the Borrower on the Term A Notes.

All outstanding Term A Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Term A Maturity Date. The aggregate amount payable to any Term A Lender on any Term A Reduction Date shall be determined in accordance with the provisions of Section 2.13.

         (e) The Borrower shall give the Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which Borrowing Notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to the Closing Date or, if all or any part of the Term A Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to the Closing Date) requesting that the Term A Lenders make the Term A Loans on the Closing Date and specifying (i) the aggregate amount of Term A Loans requested to be made, (ii) whether the Term A Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Term A Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Term A Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such Borrowing Notice the Agent shall promptly notify each Term A Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such Borrowing Notice. Not later than 10:00 A.M., Los Angeles time, on the Closing Date each Term A Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Term A Lender's Term A Loan Commitment (or such lesser amount specified in Section 2.2(a)) in immediately available funds. The Agent may, in the absence of notification from any Term A Lender that such Term A Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate Term A Loans.

         (f) Neither the Agent nor any Term A Lender shall be responsible for the obligations or Term A Commitment of any other Term A Lender hereunder, nor will the failure of any Term A Lender to comply with the terms of this Agreement relieve any other Term A Lender or the Borrower of their obligations under this Agreement and the Term A Notes. Nothing herein shall be deemed to relieve any Term A Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Term A Lender as a result of any default by such Term A Lender hereunder.

         2.3 Term B Loans; Term B Commitment. (a) Subject to the terms and conditions hereof, each Lender having a Term B Commitment severally agrees to make a term loan (each, a "Term B Loan" and, collectively, the "Term B Loans") to the Borrower on the Closing Date in a principal amount equal to the amount of the Term B Commitment of such Lender.

         (b) Subject to Sections 2.12 and 2.14, the Term B Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.3(e) or 2.8. Each Term B Lender may make or maintain its Term B Loan to the Borrower by or through any Applicable Lending Office.

         (c) The Term B Loan made by each Term B Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-3 (a "Term B Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term B Lender and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of the Term B Loan made by such Term B Lender to the Borrower pursuant to Section 2.3(a), with interest thereon as prescribed in Sections 2.10 and 2.11. Each Term B Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term B Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term B Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Term B Lender to make any such recordation or notation in the books and records of the Term B Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term B Notes. Each Term B Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.10 and 2.11 and (iii) be stated to be payable in installments of principal in accordance with, and subject to the provisions of, Section 2.3(d).

         (d) On each Term B Reduction Date, the Borrower shall repay the principal of the Term B Notes in an aggregate amount equal to the amount set forth below opposite such Term B Reduction Date:



          Term B Reduction Date                    Principal Payment
          ---------------------                    -----------------
          December 31, 2001                        $         250,000

          March 31, June 30, September 30 and
          December 31, 2002                                  250,000

          March 31, June 30, September 30 and
          December 31, 2003                                  250,000

          March 31, June 30, September 30 and
          December 31, 2004                                  250,000

          March 31, June 30, September 30 and
          December 31, 2005                                  250,000

          March 31, June 30, September 30 and
          December 31, 2006                                  250,000

          March 31, June 30, September 30 and
          December 31, 2007                                  250,000

          Term B Reduction Date                    Principal Payment
          ---------------------                    -----------------
          January 31, 2008                                93,750,000

; provided that the final installment paid shall be in an amount equal to all amounts owed by the Borrower on the Term B Notes.

All outstanding Term B Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Term B Maturity Date. The aggregate amount payable to any Term B Lender on any Term B Reduction Date shall be determined in accordance with the provisions of Section 2.13.

         (e) The Borrower shall give the Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which Borrowing Notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to the Closing or, if all or any part of the Term B Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to the Closing
Date) requesting that the Term B Lenders make the Term B Loans on the Closing Date and specifying (i) the aggregate amount of Term B Loans requested to be made, (ii) whether the Term B Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Term B Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Term B Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such Borrowing Notice the Agent shall promptly notify each Term B Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such Borrowing Notice. Not later than 10:00 A.M., Los Angeles time, on the Closing Date, each Term B Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Term B Lender's Term B Commitment in immediately available funds. The Agent may, in the absence of notification from any Term B Lender that such Term B Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate Term B Loans.

         (f) Neither the Agent nor any Term B Lender shall be responsible for the obligations or Term B Commitment of any other Term B Lender hereunder, nor will the failure of any Term B Lender to comply with the terms of this Agreement relieve any other Term B Lender or the Borrower of their obligations under this Agreement and the Term B Notes. Nothing herein shall be deemed to relieve any Term B Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Term B Lender as a result of any default by such Term B Lender hereunder.

         2.4 Term C Loans; Term C Commitment. (a) Subject to the terms and conditions hereof, each Lender that, as a result of a Commitment Increase made in accordance with Section 2.21, has a Term C Commitment on any Increase Date severally agrees to make a term loan (each an "Term C Loan" and, collectively, the "Term C Loans") to the Borrower in accordance with Section 2.4(c) in a principal amount not to exceed the unused amount of the Term C Commitment of such Lender on such date.

         (b) Subject to Sections 2.12 and 2.14, the Term C Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.4(e) or 2.8. Each Term C Lender may make or maintain its Term C Loan to the Borrower by or through any Applicable Lending Office.

         (c) The Term C Loan made by each Term C Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-4 (a "Term C Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term C Lender and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of the Term C Loan made by such Term C Lender to the Borrower pursuant to Section 2.4(a), with interest thereon as prescribed in Sections 2.10 and 2.11. Each Term C

Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term C Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term C Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Term C Lender to make any such recordation or notation in the books and records of the Term C Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term C Notes. Each Term C Note shall (i) be dated the applicable Increase Date, (ii) provide for the payment of interest in accordance with Sections 2.10 and 2.11 and (iii) be stated to be payable in installments of principal in accordance with, and subject to the provisions of,
Section 2.4(d).

         (d) On each Term C Reduction Date, the Borrower shall repay the principal of the Term C Notes in an aggregate amount determined as the percentage, set forth below opposite such Term C Reduction Date, of the maximum aggregate amount of Incremental Term C Notes outstanding at any time on or before such Term C Reduction Date:

          Term C Reduction Date                    Principal Payment
          ---------------------                    -----------------
          December 31, 2001                                  0.25%

          March 31, June 30, September 30 and
          December 31, 2002                                  0.25%

          March 31, June 30, September 30 and
          December 31, 2003                                  0.25%

          March 31, June 30, September 30 and
          December 31, 2004                                  0.25%

          March 31, June 30, September 30 and
          December 31, 2005                                  0.25%

          March 31, June 30, September 30 and
          December 31, 2006                                  0.25%

          March 31, June 30, September 30 and
          December 31, 2007                                  0.25%

          January 31, 2008                                  93.75%


; provided that the final installment paid shall be in an amount equal to all amounts owed by the Borrower on the Term C Notes.

All outstanding Term C Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Term C Maturity Date. The aggregate amount payable to any Term C Lender on any Term C Reduction Date shall be determined in accordance with the provisions of Section 2.13.

         (e) The Borrower shall give the Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which Borrowing Notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to the applicable Increase Date or, if all or any part of the Term C Loans are requested to be made as LIBOR

Loans, three Eurodollar Business Days prior to the applicable Increase Date) requesting that the Term C Lenders make the Term C Loans on applicable Increase Date and specifying (i) the aggregate amount of Term C Loans requested to be made, (ii) whether the Term C Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Term C Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Term C Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such Borrowing Notice the Agent shall promptly notify each Term C Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such Borrowing Notice. Not later than 10:00 A.M., Los Angeles time, on the applicable Increase Date, each Term C Lender that has any Term C Commitment on such date shall make available to the Agent at its office specified in Section 9.2 the amount of such Term C Lender's Term C Commitment on such date, in immediately available funds. The Agent may, in the absence of notification from any Term C Lender that such Term C Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate Term C Loans.

         (f) Neither the Agent nor any Term C Lender shall be responsible for the obligations or Term C Commitment of any other Term C Lender hereunder, nor will the failure of any Term C Lender to comply with the terms of this Agreement relieve any other Term C Lender or the Borrower of their obligations under this Agreement and the Term C Notes. Nothing herein shall be deemed to relieve any Term C Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Term C Lender as a result of any default by such Term C Lender hereunder.

         2.5 Issuance of Letters of Credit. (a) The Borrower shall be entitled to request the issuance of Letters of Credit from time to time from and including the Closing Date to but excluding the date which is two Business Days prior to the Revolving Loan Commitment Expiration Date, by giving the Agent a Letter of Credit Request at least three Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Agent later than 10:00 a.m., Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing, shall be signed by a Responsible Officer, shall be irrevocable and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon fulfillment of the other applicable conditions set forth in Section 4.2, the Agent will issue the requested Letter of Credit from its office specified in Section 9.2. No Letter of Credit shall have an expiration date later than two Business Days prior to the Revolving Loan Commitment Expiration Date. Letters of credit outstanding under the Existing Credit Agreement shall be deemed to be Letters of Credit issued in accordance with and pursuant to this
Section 2.5.

         (b) Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Agent shall promptly advise each Revolving Loan Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

         (c) The payment by the Agent of a draft drawn under any Letter of Credit shall first be made from any Cash Collateral Deposit held by the Agent with respect to such Letter of Credit. After any such Cash Collateral Deposit has been applied, the payment by the Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of a Base Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.2). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 12:00 noon, Los Angeles time, on the day of payment of such drawing, the Agent shall promptly notify each other Revolving Loan Lender. Each Revolving Loan Lender shall, on the day of such notification (or if such notification is not given by 3:00 p.m., Los Angeles time, on such day, then on the next succeeding Business Day), make a Base Rate Loan, which shall be used to repay the applicable portion of the Base Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Revolving Loan Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.2) and shall deliver to the Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 3:00 p.m., Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Base Rate Loan. In the event that any Revolving Loan Lender fails to make available to the Agent for the account of the Drawing Lender the amount of such Base Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the Federal Funds Effective Rate for each day such amount remains outstanding.

         (d) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Base Rate Loan made under Section 2.5(c) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

                  (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

                  (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

                  (iii) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; and

                  (iv) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guaranty, for any of the Obligations of the Borrower in respect of the Letters of Credit.

         (e) The Borrower shall pay to the Agent for the account of the Revolving Loan Lenders with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a letter of credit fee equal to the product of (i) the Applicable Revolving Loan Margin for LIBOR Loans per annum and (ii) the Letter of Credit Amount of such Letter of Credit from time to time, such letter of credit fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date of such Letter of Credit.

         (f) The Borrower shall pay to the Agent for its own account, with respect to each Letter of Credit issued hereunder, (i) for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the Letter of Credit Amount of such Letter of Credit from time to time, such fronting fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date of such Letter of Credit and (ii) from time to time such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Agent's standard internal charge guidelines and the related Letter of Credit Request.

         (g) The Borrower agrees to the provisions in the Letter of Credit Request form; provided, however, that the terms of the Loan Documents shall take precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said form.

         (h) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; or (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         (i) The Borrower hereby indemnifies and holds harmless each Revolving Loan Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Agent, as issuer of any Letter of Credit; provided that the Borrower shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Agent, as issuer of such Letter of Credit, in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Agent, as issuer of such Letter of Credit, the Agent's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.5 is intended to limit the other obligations of the Borrower, any Lender, or the Agent under this Agreement.

         2.6 Optional Prepayments. The Borrower may at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Base Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and whether the prepayment is of Term A Loans, Term B Loans, Term C Loans or Revolving Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts payable pursuant to Section
2.17. Partial prepayments of Term A Loans, Term B Loans or Term C Loans shall be applied to the installments of principal thereof in inverse order of maturity. Amounts prepaid on account of the Term A Loans, the Term B Loans or Term C Loans may not be reborrowed. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 and integral multiples of $250,000 in excess thereof.

         2.7 Mandatory Prepayments. (a) Excess Cash Flow. Not later than thirty days after the delivery of annual audited financial statements of the Borrower and its Subsidiaries for each fiscal year (commencing with the fiscal year ending December 31, 2001), the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.7(f)) in an aggregate amount equal to the excess of (i) 75% of Excess Cash Flow for such fiscal year over (ii) the aggregate amount of prepayments of Term A Loans, Term B Loans or Term C Loans made during such fiscal year pursuant to Section 2.6.

         (b) Sale of Assets; Sale-Leaseback of Tower Assets. (i) Without limiting the obligation of the Borrower to obtain the consent of the Majority Lenders pursuant to Section 6.5 hereof to any Asset Disposition not otherwise permitted hereunder, no later than five Business Days prior to the occurrence of any such Asset Disposition, the Borrower will deliver to the Lenders a statement, certified by a senior financial officer of the Borrower in form and detail satisfactory to the Agent, of the estimated amount of the Net Proceeds of such Asset Disposition and, to the extent such Net Proceeds (when taken together with the Net Proceeds of all prior Asset Dispositions as to which a prepayment has not yet been made under this paragraph (b)(i)) shall exceed $2,000,000, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.7(f)) in an aggregate amount equal to 100% of the Net Proceeds of such Asset Disposition (together with 100% of the Net Proceeds of all prior Asset Dispositions as to which a prepayment has not yet been made under this paragraph (b)(i)).

         Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this paragraph (b)(i) with respect to the Net Proceeds from any Asset Disposition in the event that the Borrower advises the Agent at the time the Net Proceeds from such Asset Disposition are received that it or its Subsidiary that consummated such Asset Disposition, as the case may be, intends to reinvest such Net Proceeds into replacement assets pursuant to a Permitted Acquisition (and for these purposes Reserved Amounts arising in connection with any Asset Disposition shall be deemed to be a reinvestment in replacement assets), so long as

                  (A) such Net Proceeds are held by the Agent in the Cash Collateral Account pending such reinvestment (and in that connection, the Agent need not release such Net Proceeds except upon presentation of evidence satisfactory to it that such Net Proceeds are to be so reinvested in compliance with the provisions of this Agreement),

                  (B) the Net Proceeds from any Asset Disposition are in fact so reinvested within six months of such Asset Disposition (it being understood that, in the event the Cash Collateral Account shall hold Net Proceeds from more than one Asset Disposition, such Net Proceeds shall be deemed to be released in the same order in which such Asset Dispositions occurred and any such Net Proceeds so held for more than six months shall be forthwith applied to the prepayment of Loans (and such prepayment shall be applied as set forth in Section 2.7(f)) and

                  (C) if the aggregate amount of Net Proceeds (together with investment earnings thereon) so held at any time by the Agent pending reinvestment as contemplated by this sentence shall exceed $10,000,000, such excess amount shall be forthwith applied to the prepayment of Loans (and such prepayment shall be applied as set forth in Section 2.7(f)).

         Nothing in this paragraph (b)(i) shall be deemed to obligate the Agent to release any of such proceeds from the Cash Collateral Account to the Borrower for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of any Event of Default.

         During any period in which the Borrower and its Subsidiaries have cash on hand in excess of $3,000,000 including amounts on deposit in the Cash Collateral Account pursuant to Section 2.7(b)(i)(A) or in any other Collateral Account in accordance with the Security Agreement, calculations of the Maximum Total Debt Ratio and the Maximum Senior Debt Ratio with respect to such period shall subtract from Total Debt any such amounts in excess of $3,000,000 that are on deposit in any Collateral Account (it being understood that no such subtraction shall be made following any reinvestment thereof as contemplated by
Section 2.7(b)(i)). The Borrower hereby agrees that if amounts on deposit in any Collateral Account are used in the determination of compliance with the Maximum Total Debt Ratio or the Maximum Senior Debt Ratio, the Borrower will request that a daily collection report be delivered to the Agent, and amounts on deposit in any Collateral Account will be used in such determination of compliance only to the extent reported in such daily report.

                  (ii) Upon any Sale-Leaseback of Tower Assets made during any period in which the Maximum Total Debt Ratio (measured on a pro forma basis as at the most recently ended fiscal quarter of the Borrower) is greater than 6.75:1.00; the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.06(f)) in an aggregate amount equal to 100% of the Net Proceeds thereof.

                  (iii) Upon any Sale-Leaseback of Tower Assets made during any period in which the Maximum Total Debt Ratio (measured on a pro forma basis as at the most recently ended fiscal quarter of the Borrower) is 6.75:1.00 or less, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.7(f)) in an aggregate amount equal to 50% of the Net Proceeds thereof.

         (c) Equity or Debt Offering. (i) Upon any Equity Offering, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.7(f)) to the extent that the Net Proceeds thereof are not used (A) to repay, prepay or redeem (1) the CCI Notes, (2) after the CCI Notes have been paid in full, up to 35% in original principal amount of the 9 7/8% Subordinated Notes and (3) after the full permitted amount of 9 7/8% Subordinated Notes have been redeemed under clause (2), up to 35% in original principal amount of the New Subordinated Notes, or (B) to fund Permitted Acquisitions in accordance with
Section 6.7(h)(i).

                  (ii) Upon any Debt Offering (other than those permitted under Section 6.2 hereof), and to which the Majority Lenders shall have consented, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.7(f)) in an aggregate amount equal to 100% of the Net Proceeds thereof.

         (d) Casualty Events. Upon the date 120 days following the receipt by the Borrower or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (or upon such earlier date as the Borrower or any such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in section 2.7(f)) in an aggregate amount equal to 100% of the Net Proceeds of such Casualty Event not theretofore applied (or committed to be applied pursuant to executed construction contracts or equipment orders) to the repair or replacement of such Property, provided that no such prepayment shall be required to the extent the aggregate amount of such proceeds or compensation is less than $250,000.

         (e) Acquisition Agreements. Promptly following the receipt by the Borrower or any of its Subsidiaries of the proceeds of any adjustment of the purchase price, or an indemnity payment, under any acquisition agreement (including the Acquisition Agreement) pursuant to which the Borrower or any Subsidiary has made any acquisition, the Borrower will prepay the Revolving Loans (to the extent of the outstanding balance thereof), provided that no such prepayment shall be required to the extent the aggregate amount of such adjustments pursuant to any acquisition agreement is less than $500,000.

         (f) Application. (i) Each prepayment of the Loans pursuant to this
Section 2.7 shall be applied to the outstanding amounts of Term A Loans, Term B Loans, Term C Loans and Revolving Loans on a pro rata basis determined on the basis of the amount of Term A Loans, Term B Loans, Term C Loans and Revolving Loans outstanding at the time of such prepayment. Each prepayment shall be accompanied by payment in full of all accrued interest and accrued commitment fees thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.17.

                  (ii) Each prepayment of the Revolving Loans and each Cash Collateral Deposit under this Section 2.7 shall be applied to permanently reduce the Aggregate Revolving Loan Commitment pro rata with respect to each of the scheduled reduction dates set forth in Section 2.1(e) remaining at such time. If, at any time, the Revolving Loans are repaid in full, additional prepayments hereunder shall be applied first, to make a Cash Collateral Deposit and thereafter, to permanently reduce the Aggregate Revolving Loan Commitment by an amount equal to what such prepayment would have been under this Section 2.7 if Revolving Loans had been outstanding against which to apply such prepayment.

                  (iii) Each prepayment of the Term A Loans shall be applied to scheduled installments of principal of the Term A Loans in inverse order of maturity. Such prepaid Term A Loans may not be reborrowed.

                  (iv) Each prepayment of the Term B Loans shall be applied to scheduled installments of principal of the Term B Loans in inverse order of maturity. Such prepaid Term B Loans may not be reborrowed.

                  (v) Each prepayment of the Term C Loans shall be applied to scheduled installments of principal of the Term C Loans in inverse order of maturity. Such prepaid Term C Loans may not be reborrowed.

                  (vi) With respect to any mandatory prepayment of the Term B Loans or Term C Loans, any Term B Lender and any Term C Lender, at its option and to the extent that any Term A Loans are then outstanding, may elect not to accept such prepayment (such Lender being a "Declining Lender"), in which event the provisions of the next two sentences shall apply. Any Term B Lender or Term C Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice by giving written notice to the Agent not later than 11:00 A.M., Los Angeles time, on the Business Day immediately preceding the scheduled Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount available to prepay Term B Lenders or Term C Lenders (less any amounts that would otherwise be payable to Declining Lenders) shall be applied to prepay Term B Loans owing to Term B Lenders other than Declining Lenders or Term C Loans owing to Term C Lenders other than Declining Lenders and any amounts that would otherwise have been applied to prepay Term B Loans or Term C Loans owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term A Loans as provided in this Section 2.07(f); provided further that on prepayment in full of Term A Loans, Term B Loans and Term C Loans owing to Term A Lenders, Term B Lenders and Term C Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Loans and Term C Loans owing to Declining Lenders.

         2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans, by the Borrower giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by the Borrower giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section
2.9 shall not have been contravened, (ii) no Term A Loan may be converted into a LIBOR Loan after the date that is one month prior to the due date of the final installment of principal of the Term A Loans, (iii) no Term B Loan may be converted into a LIBOR Loan after the date that is one month prior to the due date of the final installment of principal of the Term B Loans, (iv) no Term C Loan may be converted into a LIBOR Loan after the date that is one month prior to the due date of the final installment of principal of the Term C Loans, (v) no Revolving Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date and (vi) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

         (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.9 would be contravened,
(ii) in the case of any Term A Loans, after the date that is one month prior to the due date of the final installment of principal of the Term A Loans, (iii) in the case of any Term B Loans, after the date that is one month prior to the due date of the final installment of principal of the Term B Loans, (iv) in the case of any Term C Loans, after the date that is one month prior to the due date of the final installment of principal of the Term C Loans, (v) in the case of any Revolving Loans, after the date that is one month prior to the Revolving Loan Commitment Expiration Date or (vi) if a Default shall have occurred and be continuing and provided further that if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then-expiring Interest Period.

         2.9 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche (except Loans made pursuant to Section 2.5(c)) shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and, in any case, there shall not be more than 15 Tranches.

         2.10 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) If any Event of Default shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 2% from the date of the occurrence of such Event of Default until such Event of Default is no longer continuing (after as well as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

         (e) For purposes of determining the Applicable Margin for all Loans, the letter of credit fees referred to in Section 2.5(e) and the commitment fee referred to in Section 2.18, interest rates on the Loans and such fees shall be calculated on the basis of the Maximum Total Debt Ratio set forth in the most recent Covenant Compliance Certificate received by the Agent in accordance with
Section 5.2(a) (which Certificate shall be accompanied by the relevant financial statements for such period). For accrued and unpaid interest and fees only (no changes being made for interest or fee payments previously made), changes in interest rates on the Loans, or in such fees, attributable to changes in the Applicable Margin caused by changes in the Maximum Total Debt Ratio set forth in the applicable Covenant Compliance Certificate shall be calculated upon the delivery of a Covenant Compliance Certificate (accompanied by such financial statements) and such change shall be effective from (and including) the day which is two Business Days after receipt by the Agent of such Covenant Compliance Certificate and financial statements. If, for any reason, the Borrower shall fail to deliver a Covenant Compliance Certificate and such financial statements when due in accordance with Section 5.1(a) and 5.2(a), and such failure shall continue for a period of ten days, the Applicable Margin shall be deemed to be at the highest pricing, retroactive to the date on which the Borrower should have delivered such Covenant Compliance Certificate and such financial statements and shall continue until a Covenant Compliance Certificate and financial statements indicating a different result is delivered to the Agent. Notwithstanding the foregoing, there shall be no reductions in the Applicable Margin during any period in which an Event of Default has occurred and is continuing.

         2.11 Computation of Interest and Fees. (a) Interest on Base Rate Loans (other than Base Rate Loans based on the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be), day year for the actual days elapsed and interest on LIBOR Loans, unused commitment fees and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) If any Reference Lender's Commitment shall terminate or all of its Loans shall be assigned for any reason whatsoever, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result of the foregoing, there would only be one Reference Lender remaining, the Agent (after consultation with the Borrower and the Agent) shall, by notice to the Borrower and the Lenders, designate another Lender reasonably acceptable to the Borrower as a Reference Lender so that there shall at all times be at least two Reference Lenders (provided that, notwithstanding the foregoing, (i) Union Bank of California, N.A. shall be one of the Reference Lenders hereunder for so long as it shall serve as Administrative Agent hereunder and (ii) Union Bank of California, N.A. and The Chase Manhattan Bank shall be the only Reference Lenders from the Closing Date until one or more additional Reference Lenders shall be designated hereunder).

         (c) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

         (d) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         2.12 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

         (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

         (b) the Agent shall have received notice from the Majority Lenders acting in good faith that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Base Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBOR Loans.

         2.13 Pro Rata Treatment and Payments. Subject to Section 2.7(f)(v), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Los Angeles time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in
Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

         2.14 Illegality. Notwithstanding any other provision herein, if any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17. To the extent that a Lender's LIBOR Loans have been converted to Base Rate Loans pursuant to this Section 2.14, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans.

         2.15 Increased Costs. (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

                  (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to the Agent of issuing or maintaining any Letter of Credit by an amount which the Agent deems to be material, or to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Agent, for its own account or on behalf of such Lender or Applicable Lending Office, as applicable, upon the demand of the Agent for itself or at the request of such Lender, as applicable, any additional amounts necessary to compensate such Lender or the Agent, as applicable, for such increased cost or reduced amount receivable. If the Agent, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Agent or such Lender or Applicable Lending Office, through the Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

         (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or the National Association of Insurance Commissioners or comparable agency charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such Lender, the Borrower shall immediately pay to the Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

         2.16 U.S. Taxes. (a) The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                  (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 9.6(c) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

                  (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in Section 9.6(c) hereof) and on the date of any change in the Applicable Lending Office of such Lender entitled to submit a Form W-8, together with an annual certificate (a "Tax Compliance Certificate") stating that (x) such registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Borrower if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

                  (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with the applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

         For the purposes of this Section 2.16(a), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the

United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (E) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (C), (D) and (E) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

         (b) Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

         2.17 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and to pay each Lender within 5 Business Days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

         2.18 Unused Commitment Fees. The Borrower agrees to pay to the Agent for the account of the Revolving Loan Lenders an unused commitment fee to be shared pro rata among the Revolving Loan Lenders with respect to the Revolving Loan Commitments for the period from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date, based on the average daily aggregate amount of the unused Aggregate Revolving Loan Commitment from time to time in effect and computed at the rate of (i) during any period in which the Maximum Total Debt Ratio is less than 5.50:1, 0.375% per annum and
(ii) at all other times, 0.500% per annum. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Loan Commitment Expiration Date, commencing on the first such date to occur after the Closing Date.

         2.19 Mitigation of Costs. If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.12, 2.14, 2.15, or 2.16, such Lender shall take such action.

         2.20 Registered Loans. Any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(a) of the Code may request the Borrower (through the Agent), and the Borrower agrees to cause the Agent thereupon, to record on the Tax Register referred to in Section 9.6(f) hereof any Loans held by such Lender under this Agreement. The Borrower hereby designates the Agent to serve as the Borrower's agent solely for purposes of maintaining the Tax Register. Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the respective Borrower. The Borrower agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibit A-1 or A-2 hereto, as the case may be) and registered as provided in Section 9.6(f) hereof (herein, a "Registered Note"), dated the date hereof, payable to such Lender and otherwise duly completed. A loan once recorded on such Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

         2.21. Term C Commitments. (a) The Borrower may, at any time but in any event not more than once in any three month period prior to the Term C Maturity Date, by notice to the Lead Arranger, request that the Aggregate Term C Commitment be increased (or established) by an amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the Term C Maturity Date (the "Increase Date") as specified in the related notice to the Lead Arranger; provided, however that (i) in no event shall the Aggregate Term C Commitment be more than $100,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the conditions set forth in Section 4.2 shall be satisfied.

                  (b) The Lead Arranger shall promptly notify such banks and other entities as it shall identify of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which such banks or other entities wishing to participate in the Commitment Increase must commit to such increase in the Term C Commitments (the "Commitment Date"). The requested Commitment Increase shall be allocated among the banks and other entities willing to participate therein in such amounts as are agreed between the Borrower and the Lead Arranger.

                  (c) Promptly following each Commitment Date, the Lead Arranger shall notify the Borrower and the Agent as to the amount, if any, by which the banks and other entities are willing to participate in the requested Commitment Increase; provided, however, that the Term C Commitment of each such bank or other entity shall be in an amount of $2,000,000 or an integral multiple thereof.

                  (d) On each Increase Date, each bank or other entity that is not prior to such date a Lender hereunder and accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.21(c) (each such bank or other entity, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Term C Commitment of each bank or other entity that prior to such date is a Lender and accepts an offer to participate in such requested Commitment Increase (an "Increasing Lender") shall be so increased (or established) by such amount as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement, (B) Term C Notes duly executed by the Borrower payable to each Increasing Lender and each Assuming Lender in a principal amount equal to such Lender's new or increased Term C Commitment, (C) a consent executed by each Guarantor approving the Commitment Increase and the corresponding modifications to this Agreement and (D) an opinion of counsel for the Borrower (which may be in-house counsel), in form and substance satisfactory to the Lead Arranger;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an "Assumption Agreement"), duly executed by such Assuming Lender, the Agent and the Borrower; and

                  (iii) confirmation from each Increasing Lender of the amount of its Term C Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.21(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M., Los Angeles time, by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.


         SECTION 3.  REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit, and to induce the Agent to issue the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

         3.1 Organization and Good Standing. The Borrower and each Subsidiary
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as indicated on Schedule 3.7, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business. Each state and jurisdiction in which the Borrower or any Subsidiary is or should be qualified to conduct business is listed on Schedule 3.1 hereto.

         3.2 Power and Authority. The Borrower and each Subsidiary has all requisite power and authority under applicable law and under its Organic Documents to (i) in the case of the Borrower, borrow hereunder and to consummate the BTI Acquisition in accordance with the terms of the Acquisition Agreement and (ii) to execute, deliver and perform its respective obligations under the Loan Documents to which it is a party. All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower to consummate the BTI Acquisition in accordance with the terms of the Acquisition Agreement, and for the Borrower and each Subsidiary to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

         3.3 Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which the Borrower or any Subsidiary is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of the Borrower or such Subsidiary, as applicable, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.4 No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents and the consummation of the BTI Acquisition in accordance with the terms of the Acquisition Agreement (a) will not violate or contravene any Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Borrower or any Subsidiary, or any of its property, may be bound, and (c) will not result in or require the creation of any Lien (other than those permitted by Section 6.3) upon or with respect to any property of the Borrower or any Subsidiary, whether such property is now owned or hereafter acquired.

         3.5 Title to Assets; Existing Encumbrances; Legal Names. The Borrower and each Subsidiary has good and marketable title to all of its real and personal properties and assets, free and clear of any Liens (other than those permitted by Section 6.3). Neither the Borrower nor any Subsidiary has used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive calendar months immediately preceding the execution of this Agreement, except as identified on Schedule 3.5 hereto.

         3.6 Capital Structure; Equity Ownership; Subordinated Debt. The authorized capital stock of the Borrower consists of an aggregate of 1,000 shares of common stock, par value $0.01 per share, all of which shares are duly and validly issued and outstanding, and each of which shares is fully paid and nonassessable. All of such issued and outstanding shares of common stock are owned beneficially and of record by CCI. There are no outstanding Equity Rights with respect to the Borrower or any Subsidiary and there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower, nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Borrower or any of its Subsidiaries. The Borrower has the corporate power and authority to issue the New Subordinated Notes. The New Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Subordinated Notes will be enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" or "Senior Debt" included in such provisions. The New Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

         3.7 Subsidiaries and Affiliates. Schedule 3.7 hereto accurately and completely discloses as of the Closing Date (i) each Subsidiary of the Borrower,
(ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.

         3.8 Material Contracts. Schedule 3.8 hereto accurately and completely discloses as of the Closing Date each contract and agreement (including but not limited to site leases and licenses and programming contracts, but excluding Franchises) material to the financial condition or operation of the Borrower or any Subsidiary (each, a "Material Contract", and collectively, the "Material Contracts"). Neither the Borrower nor any Subsidiary has committed any unwaived breach or default under any Material Contract, and the Borrower has no knowledge or reason to believe that any other party to any Material Contract has committed any unwaived breach or default thereof. Each of the Material Contracts is a legal, valid and binding obligation of the Borrower or the Subsidiaries party thereto, enforceable in accordance with its terms. Each of the Lead Arranger and the Agent has received a complete and correct copy of each Material Contract (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof. Except for the Acquisition Agreement, neither the Borrower nor any of its Subsidiaries is party to any agreements or letters of intent providing for the acquisition or disposition of any assets (including without limitation any CATV Systems or Telephone Systems) with a fair market value of $1,000,000 or more.

         3.9 Taxes and Assessments. (a) The Borrower and each Subsidiary has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. The Borrower has no knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon the Borrower or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP. There are no taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Subsidiaries, the Agent, or the Lenders of this

Agreement or any other Loan Document to which the Borrower or the Subsidiaries are party, or on any payment to be made by the Borrower pursuant hereto or thereto.

         (b) The Borrower has net operating losses (within the meaning of Section 172 of the Code) as of the Closing Date in an amount not less than that set forth in Schedule 3.9.

         3.10 Litigation and Legal Proceedings. Except as disclosed on Schedule
3.10 hereto, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the knowledge of the Borrower, threatened (i) with respect to any Loan Document or the transactions contemplated thereby, (ii) with respect to the BTI Acquisition or the transactions contemplated by the Acquisition Agreement or (iii) against the Borrower, any Subsidiary or any Property that (in the case of this clause
(iii)), if adversely resolved, could (either individually or in the aggregate) have a Material Adverse Effect.

         3.11 Accuracy of Financial Information. (a) All information previously furnished to the Agent and the Lenders that was prepared by or on behalf of the Borrower concerning the financial condition and operations of the Borrower or any Subsidiary, including (i) the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1998,
(ii) the unaudited consolidated financial statements for the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 1999 and (iii) the unaudited pro forma consolidated balance sheet for the Borrower and its Subsidiaries, as at March 31, 1999 (prepared under the assumption that the BTI Acquisition occurred on March 31, 1999) and unaudited pro forma consolidated statements of operations for the fiscal year ended on December 31, 1998 and the 3-month period ended on March 31, 1999 (prepared under the assumption that the BTI Acquisition and each acquisition made by the Borrower or its Subsidiaries or BTI in calendar year 1998 occurred on January 1, 1998), (A) have been prepared in accordance with GAAP consistently applied, (B) are true, accurate and complete in all material respects, (C) fairly present the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) disclose all material liabilities (contingent and otherwise) of the Borrower and the Subsidiaries.

         (b) Since December 31, 1998 there has been no event or condition resulting in a Material Adverse Effect.

         3.12 Accuracy of Other Information. All information (other than financial projections) contained in the Confidential Information Memorandum relating to the Loans, and any application, schedule, report, certificate, or any other document given to the Agent or any Lender by the Borrower or any other Person in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agent, the other Facility Agents, or any Lender by the Borrower or any other Person have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         3.13 Compliance with Laws Generally. The Borrower and each Subsidiary is in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

         3.14     ERISA Compliance.

                  (a) The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, and all rules, regulations and orders implementing ERISA.

                  (b) Neither the Borrower nor any Subsidiary, or any ERISA Affiliate thereof, maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Borrower, any Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

                  (c) Neither the Borrower nor any Subsidiary, or any ERISA Affiliate thereof, sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

                  (d) The liability for accrued benefits under each defined benefit pension plan that will be sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

                  (e) The aggregate liability of the Borrower, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

                  (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) in excess of $1,000,000 in the aggregate of the Borrower, any Subsidiary or any ERISA Affiliate thereof under any plan, program or arrangement providing post-retirement, life or health benefits.

                  (g) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which the Borrower or any Subsidiary is associated.

         3.15     Environmental Compliance.

                  (a) The Borrower and each Subsidiary has received all permits and filed all notifications necessary under and is otherwise in compliance in all material respects with all federal, state and local laws, rules and regulations governing the control, removal, storage, transportation, spill, release or discharge of Hazardous Materials, including, without limitation, as provided in the provisions of and the regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (ii) the Solid Waste Disposal Act, (iii) the Clean Water Act and the Clean Air Act, (iv) the Hazardous Materials Transportation Act, (v) the Resource Conservation and Recovery Act of 1976 and (vi) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and nonenumerated statutes, including without limitation any applicable state or local statutes, all as amended, collectively, the "Environmental Control Statutes").

                  (b) Neither the Borrower nor any Subsidiary has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of Hazardous Wastes either (i) on properties owned or leased by the Borrower or such Subsidiary or (ii) otherwise in connection with the conduct of its business and operations.

                  (c) Neither the Borrower nor any Subsidiary has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of Hazardous Wastes pursuant to any Environmental Control Statute.

                  (d) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Control Statute to which the Borrower or any of its

Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Control Statute with respect to the Properties or such business.

         3.16 Federal Regulations. No Letter of Credit and no part of the proceeds of any Loans are intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or the Agent, and in any event upon consummation of any acquisition involving the purchase of stock by the Borrower or any Subsidiary, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

         3.17 Fees and Commissions. Except as disclosed on Schedule 3.17 hereto or as required by Section 2.18 hereof or the letter referred to in Section 4.1(d), neither the Borrower nor any Subsidiary owes or will owe any fees or commissions of any kind in connection with the BTI Acquisition, this Agreement or the transactions contemplated hereby or thereby, and the Borrower does not know of any claim (or any basis for any claim) for any fees or commissions in connection with the BTI Acquisition, the Acquisition Agreement, this Agreement or the transactions contemplated hereby or thereby.

         3.18 Representations and Warranties in Acquisition Agreement. The Agent has received a complete and correct copy of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered or to be delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. The Acquisition Agreement has been duly executed and delivered by the parties thereto and is in full force and effect with no default by the Borrower thereunder. Each representation and warranty in the Acquisition Agreement shall be deemed to be made by the Borrower for the Lenders' benefit as if set forth herein at length.

         3.19 Solvency. Immediately prior to and upon the execution of this Agreement, the consummation of the BTI Acquisition, the funding of the Loans and the issuance of any Letters of Credit to be funded or issued on the Closing Date, and the issuance of the New Subordinated Notes, the Borrower and each Guarantor was, is and will be Solvent.

         3.20 Franchises. Set forth in Schedule 3.20 hereto is a complete and correct list of all Franchises (identified by issuing authority, franchisee and expiration date) owned by the Borrower and its Subsidiaries on the Closing Date, or that will be owned by the Borrower and its Subsidiaries (after giving effect to the BTI Acquisition). The Borrower and each Subsidiary possesses or has the right to use, or will possess or have the right to use (after giving effect to the BTI Acquisition), all such Franchises, and all copyrights, licenses, trademarks, service marks, trade names or other rights, including licenses and permits granted by the FCC, agreements with public utilities and microwave transmission companies, pole or conduit attachment, use, access or rental agreements and utility easements that are necessary for the conduct of the CATV Systems or Telephone Systems of the Borrower and its Subsidiaries, except for such of the foregoing the absence of which could not have a Material Adverse Effect on the Borrower or any of its Subsidiaries, and each of such Franchises, copyrights, licenses, patents, trademarks, service marks, trade names and rights is (or on the date of the BTI Acquisition will be) in full force and effect and no material default has occurred and is continuing thereunder. No approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Borrower or any of its Subsidiaries to take advantage of the rights and privileges intended to be conferred by any Franchise, except for approvals, applications, filings, registrations, consents or other actions that (if not made or obtained) could not have a Material Adverse Effect on the Borrower or any of its Subsidiaries. Neither the Borrower nor any Subsidiary has received any notice from the granting body or any governmental authority with respect to any breach of any covenant under, or any default with respect to, any Franchise.

         3.21 The CATV Systems. (a) The Borrower and each Subsidiary, and the CATV Systems owned by them (and, after giving effect to the BTI Acquisition, to be owned by them) are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including without limitation, the Communications Act, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Copyright Revision Act of 1976, and the rules and regulations of the FCC and the United States Copyright Office, including, without limitation, rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy. Without limiting the generality of the foregoing:

                  (i) The communities included in the areas covered by the Franchises covering CATV Systems have been registered with the FCC;

                  (ii) all of the annual performance tests on such CATV Systems required under the rules and regulations of the FCC have been performed;

                  (iii) except as set forth in Schedule 3.21 hereto, such CATV Systems currently meet or exceed the technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in the 47 C.F.R. Section 76.605(a)(11);

                  (iv) except as set forth in Schedule 3.21 hereto, such CATV Systems are being operated in compliance with the provisions of 47 C.F.R. Section 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index);

                  (v) where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in such CATV Systems and such CATV Systems are presently being operated in compliance with such authorizations (and all required certificates, permits and clearances from governmental agencies, including the Federal Aviation Administration, with respect to all towers, earth stations, business radios and frequencies utilized and carried by such CATV Systems have been obtained); and

                  (vi) all notices to subscribers of such CATV Systems required by the rules and regulations of the FCC have been provided.

         (b) All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of off-air signals by the CATV Systems owned by the Borrower and the Subsidiaries (and, after giving effect to the BTI Acquisition, to be owned by the Borrower and the Subsidiaries) have been fully filed, and the proper amounts of copyright fees have been paid on a timely basis, and each such CATV System qualifies for the compulsory license under
Section 111 of the Copyright Act of 1976.

         (c) The carriage of all off-air signals by the CATV Systems owned by the Borrower and the Subsidiaries (and, after giving effect to the BTI Acquisition, to be owned by the Borrower and the Subsidiaries) is permitted by valid transmission consent agreements or by must-carry elections by broadcasters.

         (d) The Borrower and (to the best knowledge of the Borrower) BTI have complied in all material respects with their respective obligations with regard to protecting the privacy rights of any past or present customers of the CATV Systems owned by the Borrower and the Subsidiaries (and, after giving effect to the BTI Acquisition, to be owned by the Borrower and the Subsidiaries).

         3.22 Rate Regulation. The Borrower and (to the best of the knowledge of the Borrower) BTI have each reviewed and evaluated in detail the FCC rules currently in effect (the "Rate Regulation Rules") implementing the rate regulation provisions of the Cable Television Consumer Protection and Competition Act of 1992 (the "Rate Regulation Act"). Based upon such review, completion by the Borrower and (to the best knowledge of the Borrower) BTI of all applicable worksheets contemplated by the Rate Regulation Rules for each CATV System owned by the Borrower (or, after giving effect to the BTI Acquisition, to be owned by the Borrower):

                  (i) none of such CATV Systems are subject to effective competition as of the date hereof other than as set forth on Schedule 3.22;

                  (ii) except as set forth in Schedule 3.22 hereto, no franchising authority has notified the Borrower or any of its Subsidiaries of its application to be certified to regulate rates as provided in Section 76.910 of the Rate Regulation Rules;

                  (iii) except as set forth in Schedule 3.22 hereto, no franchising authority has notified the Borrower or any of its Subsidiaries that it has been certified and has adopted regulations required to commence regulation as provided in Section 76.910(c)(2) of the Rate Regulation Rules;

                  (iv) except to the extent that a franchising authority regulates rates pursuant to the Rate Regulation Rules, such CATV Systems may continue to charge their current rates in compliance with the Rate Regulation Act and the Rate Regulation Rules;

                  (v) such CATV Systems are otherwise in material compliance with the Rate Regulation Act and the Rate Regulation Rules applicable to them; and

                  (vi) no reduction of rates or refunds to subscribers is required thereunder as of the date hereof.

         3.23 Investment Company Act; Public Utility Holding Company Act. (a) Neither the Borrower nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (b) Neither the Borrower nor any Subsidiary is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.24 Nature of Business. Neither the Borrower nor any of its Subsidiaries is engaged in any material business other than as described in
Section 6.13.

         3.25 Ranking of Loans. This Agreement and the other Loan Documents to which the Borrower is party, when executed, and the Loans, when borrowed, are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in priority of payment to all other Senior Debt and senior to all Subordinated Indebtedness.


         SECTION 4.  CONDITIONS PRECEDENT

         4.1 Conditions to Closing Date. The agreement of each Lender to make the Loans requested to be made by it on the Closing Date and participate in any Letters of Credit issued on the Closing Date and the agreement of the Agent to issue any Letters of Credit requested to be issued on the Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and/or the issuance of and participation in such Letters of Credit on the Closing Date, of the following conditions precedent:

         (a) Credit Agreement. The Agent shall have received this Agreement, executed and delivered by an officer of the Borrower as of the Closing Date, with a counterpart for each Lender, and such officer shall be covered by an incumbency certificate which shall have been executed and delivered to the Agent.

         (b) Other Loan Documents. The Agent shall have received the Term A Notes, the Term B Notes, the Revolving Notes, the Guarantees, the Collateral Documents, and all UCC-1 Financing Statements and other agreements or instruments required to create or perfect a security interest in the Collateral executed in connection herewith, in each case executed and delivered by an officer of the relevant Obligor with a counterpart for each Lender.

         (c) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor which is a legal entity and of all corporate authority (or equivalent authority) for each such Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

         (d) Fees and Costs. The Borrower shall have paid all accrued fees and expenses of the Facility Agents (including reasonable legal fees and expenses of counsel to the Lead Arranger).

         (e) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Winstead Sechrest & Minick P.C., counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Lead Arranger and the Agent;

                  (ii) executed legal opinions of local counsel to the Borrower and the Guarantors in the States of Kansas, Missouri, Oklahoma, Arkansas and Louisiana in form and substance satisfactory to the Lead Arranger and the Agent;

                  (iii) the executed legal opinion of Cole, Raywid & Braverman, regulatory counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Lead Arranger and the Agent; and

                  (iv) such other legal opinions as the Lead Arranger and the Agent may reasonably request.

         (f) Material Contracts. The Agent shall have received copies of (i) the Acquisition Agreement, each Material Contract and each Equityholder Agreement and (ii) the Subordinated Indentures and the CCI Indenture and each agreement, instrument and opinion delivered in connection therewith, all of the foregoing in form and substance satisfactory to the Agent and all as certified as true and correct by a Responsible Officer of the Borrower.

         (g) Tax Sharing Agreement. The Tax Sharing Agreement duly executed and delivered by CCI, the Borrower and each of its Subsidiaries, together with evidence that the "Tax Sharing Agreement" under and as defined in the Existing Credit Agreement, shall have been simultaneously terminated.

         (h) Lien Searches. The Agent shall have received (i) certified copies of requests for information from all relevant jurisdictions, listing all effective financing statements which name the Borrower or any Guarantor (or any predecessor thereto), as debtor, together with copies of such financing statements, none of which, except for Liens permitted by Section 6.3, shall cover any of the Collateral and (ii) searches of the United States Patent and Trademark Office and the United States Copyright Office, in form and substance reasonably satisfactory to the Agent.

         (i) Stock Certificates; Etc. The Agent shall have received (i) original stock certificates representing all outstanding shares of stock of the Borrower and each corporate Subsidiary, and all other stock or certificated interests in limited liability companies pledged to the Agent pursuant to the Collateral Documents, together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the relevant corporate pledgor and (ii) such notices, acknowledgments and filings as may be requested by the Agent with respect to limited liability company interests and partnership interests.

         (j) Good Standing Certificates. With respect to each Obligor which is a legal entity, the Agent shall have received a certificate, dated a recent date, of the Secretary of State of the state of formation of such Obligor and each other jurisdiction where such Obligor is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each such Obligor in such state.

         (k) Subordinated Debt. The Agent shall have received a certificate of a senior financial officer of the Borrower indicating that the New Subordinated Notes have been issued and gross cash proceeds have been received therefor in the amount of $150,000,000.

         (l) Equity Investment. The Agent shall have received a certificate of a senior financial officer of the Borrower and CCI indicating that the Borrower has, on terms set forth in the investment agreement dated as of May 24, 1999, received an equity investment in an amount not less than $100,000,000 (net of up to $3,000,000 in fees plus out-of-pocket expenses) from CCI as a result of an equity contribution to CCI made by Brera Classic LLC.

         (m) Existing Indebtedness. The Lead Arranger and the Agent shall have received evidence satisfactory to them of (i) the repayment of all Indebtedness of the Borrower owing to the Existing Lenders under the Existing Credit Agreement (other than in respect of any Letters of Credit outstanding under the Existing Credit Agreement), (ii) full repayment of all existing Indebtedness of BTI and the termination of all guarantees and collateral pledges thereunder and
(iii) release of all Liens on the assets of BTI (except any permitted by Section 6.3), or in each case evidence that arrangements for such release satisfactory to the Lead Arranger and the Agent shall have been made.

         (n) Officer's Certificate. A certificate of a senior officer of the Borrower, dated the Closing Date, to the effect set forth in the first sentence of Section 4.2 hereof.

         (o) Solvency Analysis. A certificate of a senior financial officer of the Borrower to the effect that, to the best of such officer's knowledge, as of the Closing Date and after giving effect to the initial extension of credit hereunder and to the other transactions contemplated hereby, (i) the aggregate value of all Properties of the Borrower and its Subsidiaries at their present fair salable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (ii) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

         (p) Insurance Policies. The Agent shall have received evidence that the insurance required by Section 5.6 is in full force and effect, together with appropriate evidence showing the Agent as an additional named insured or loss payee, as appropriate, all in form and substance reasonably satisfactory to the Agent.

         (q) Basic Subscribers; Cash Flow. After giving effect to the BTI Acquisition (i) the aggregate number of Basic Subscribers of the Borrower and its Subsidiaries shall be at least equal to 345,000 and (ii) the aggregate Annualized Operating Cash Flow as at May 31, 1999 (calculated, for purposes of this Section 4.1(d), as though the three-month period ending May 31, 1999 was the most recently ended fiscal quarter referred to in clause (i) of the definition of "Annualized Operating Cash Flow") shall be at least equal to $65,000,000, and the Agent shall have received a certificate of a Responsible Officer of the Borrower to such effect.

         (r) Acquisition. The BTI Acquisition shall have been consummated in accordance with the Acquisition Agreement, and the Agent shall have received (i) a certificate of a Responsible Officer of the Borrower to the effect that all material transactions contemplated by the Acquisition Agreement to be consummated on or prior to the Closing Date have been consummated without amendment, waiver or modification of the material terms thereof and (ii) the legal opinions of counsel delivered under the Acquisition Agreement, and each such opinion shall contain a statement or be accompanied by a letter addressed to the Agent and the Lenders and dated such date, to the effect that Agent and the Lenders may rely upon such opinion to the same extent as if it were originally addressed to each of them, in form and substance satisfactory to the Lead Arranger and the Agent.

         (s) Acquisition Price. The aggregate consideration paid in connection with the BTI Acquisition shall not exceed $300,000,000, subject to working capital adjustments at closing calculated pursuant to the Acquisition Agreement, and the Agent shall have received a certificate of a Responsible Officer of the Borrower to such effect.

         (t) Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. The Borrower shall have obtained all governmental authorizations (including without limitation FCC consents) and all consents of other Persons, in each case that are necessary or advisable in connection with the BTI Acquisition and the other transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect, in each case other than (i) those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) the FCC consents described on Schedule 4.1 hereto, which the Borrower does not anticipate any material difficulty in obtaining in the ordinary course. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         (u) Debt Ratios. The Agent shall have received a certificate of a senior financial officer of the Borrower setting forth, as of the Closing Date, after giving effect to the BTI Acquisition, the funding of all Loans to be made hereunder on the Closing Date, the issuance of the Subordinated Notes and the consummation of all other transactions contemplated hereby to occur on the Closing Date, (i) the actual Maximum Total Debt Ratio (which shall not exceed 7:00:1) and (ii) the actual Maximum Senior Debt Ratio (which shall not exceed 4:50:1).

         (v) Additional Proceedings. The Agent shall have received such other approvals, opinions and documents as any Lender, through the Agent, may reasonably request and all legal matters incident to the making of such Loans and issuance of such Letters of Credit shall be reasonably satisfactory to the Agent.

         4.2 Conditions to Each Loan or Letter of Credit. The agreement of each Lender to make each Loan and to participate in each Letter of Credit, and the agreement of the Agent to issue each Letter of Credit, requested to be made, issued or participated in by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance or participation in such Letter of Credit, of the following conditions precedent:

         (a) Representations and Warranties; No Default. The following statements shall be true and the Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

                  (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

                  (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

         (b) Legality. The making of such Loan or the issuance of such Letter of Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or any Obligor.

         (c) Borrowing Notice/Letter of Credit Request. The Agent shall have received a borrowing notice or Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower.


         SECTION 5.  AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that from and after the Closing Date, so long as any Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

         5.1 Financial Statements. (a) As soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, the Borrower shall deliver to each Lender consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of the balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in each case in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); and

         (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower shall deliver to each Lender consolidated statements of income, retained earnings and cash flows of CCI and its Subsidiaries and the Borrower and its Subsidiaries (including, separately stated, consolidated statements of income, retained earnings and cash flows of CCI and the Borrower) for such fiscal year and the related consolidated balance sheet of CCI and its Subsidiaries (including, separately stated, a consolidated balance sheet of CCI and the Borrower) as at the end of such fiscal year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of the Accountants, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of CCI and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of the Accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with Section 6.1, insofar as such Section relates to accounting matters.

         5.2 Certificates; Other Information. The Borrower shall deliver to each
Lender:

         (a) within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, (i) a Covenant Compliance Certificate and (ii) a Quarterly Officer's Report;

         (b) within five Business Days after the same are filed, copies of all financial statements and reports which the Borrower, any Subsidiary or CCI may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (c) promptly but, in any event, within five Business Days after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

         (d) (i) as soon as available and in any event on or before December 31 of each fiscal year, a budget for the next following fiscal year setting forth anticipated income, expense and capital expenditure items for each quarter during such fiscal year, and (ii) quarterly, concurrently with the delivery of the financial statements for each fiscal quarter during such fiscal year pursuant to Section 5.1(a) above, a report setting forth a detailed comparison to the budget referred to above;

         (e) as soon as possible and in any event within five Business Days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

         (f) promptly, but in any event within 30 days after any change in the senior management personnel of the Borrower or any Subsidiary, written notice of such change;

         (g) promptly but, in any event, within five Business Days after the same become available, copies of all statements, reports and other information which the Borrower or CCI sends to all holders of equity interests therein;

         (h) (i) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (ii) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $500,000 and (iv) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or such ERISA Affiliates concerning the imposition or amount of withdrawal liability under
Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

         (i) promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any Subsidiary, notice of each material action, suit or proceeding before any Governmental Authority;

         (j) within five days following receipt by the Borrower or any Subsidiary, copies of all notices received by the Borrower or such Subsidiary under any Material Contract or any instrument, document or agreement relating to any

Subordinated Indebtedness, relating to any material default, any claimed force majeure or any other material provision thereof;

         (k) within five days following receipt by the Borrower or any Subsidiary, copies of all notices received by the Borrower or such Subsidiary from the Internal Revenue Service or other taxing authority relating to any material dispute regarding deductions, audits or any other material matter;

         (l) promptly after receipt thereof, copies of any notices received by the Borrower or any of its Subsidiaries under any Franchise of a material default by the Borrower or any of its Subsidiaries in the performance of its obligations thereunder;

         (m) as soon as possible and in any event no later than 10:00 A.M., Los Angeles time, at least three Business Days before any prepayment of Term B Loans or Term C Loans is to be made by the Borrower pursuant to Section 2.7 (the "Prepayment Date"), written notice of the principal amount of such prepayment (the "Prepayment Amount") and the applicable Prepayment Date (each such notice (a "Prepayment Notice") shall be by telecopier or otherwise as provided in
Section 8.02); and

         (n) promptly, such additional financial and other information as any Lender, through the Agent, may from time to time reasonably request.

         5.3 Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         5.4 Conduct of Business and Maintenance of Existence. The Borrower shall, and shall cause each of its Subsidiaries to, (i) continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries as of the Closing Date, (ii) except as permitted by Section 6.4(c) or (d), preserve, renew and keep in full force and effect its corporate, limited liability company or partnership existence, as applicable, (iii) take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, and
(iv) comply with all Contractual Obligations and Requirements of Law except to the extent, in the case of this clause (iv), that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         5.5 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted).

         5.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that the Borrower will in any event maintain (with respect to itself and each of its Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated (such insurance to cover claims arising out of events occurring before and after the Closing Date), and shall designate the Agent as loss payee or additional insured, as appropriate with respect to such insurance and cause such insurance to provide for 30 days' prior written notice to Agent of any modification or cancellation of such insurance.

         5.7 Inspection of Property; Books and Records; Discussions. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants.

         5.8 Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to:

         (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Control Statutes and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Control Statutes;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Control Statutes and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Control Statutes except to the extent that the same are being contested in good faith by appropriate proceedings; and

         (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Control Statutes applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of such Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

         5.9 Use of Proceeds. The Borrower will use the proceeds of the Loans, and any Letters of Credit issued hereunder, as follows:

                  (i) the Term A Loans and the Term B Loans shall be used in full on the Closing Date (A) to refinance existing indebtedness of BTI and (B) to pay a portion of the purchase price with regard to the BTI Acquisition and expenses associated therewith;

                  (ii) the Revolving Loans shall be used (A) to refinance existing indebtedness of BTI, (B) to pay a portion of the purchase price with regard to the BTI Acquisition and expenses associated therewith, (C) for capital expenditures, working capital and general corporate purposes and (D) to fund Permitted Acquisitions; provided that Revolving Loans in an aggregate principal amount not to exceed $25,000,000 may be used to redeem the 97/8% Subordinated Notes put by the holders thereof as a result of a change of control arising from the capital investment made by Brera Classic LLC in CCI.

                  (iii) any Letters of Credit shall be used for general corporate purposes; and

                  (iv) the Term C Loans shall be used (A) for capital expenditures, working capital and general corporate purposes, (B) to fund Permitted Acquisitions and (C) to redeem the 97/8% Subordinated Notes put by the holders thereof as a result of a change of control arising from the capital investment made by Brera Classic LLC in CCI.

Notwithstanding anything herein to the contrary, no Loan or Letter of Credit will be used for the purchasing or carrying of any Margin Stock.

         5.10 Compliance With Laws, Etc. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law, such compliance to include, without limitation
(i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings and (B) the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

         5.11 Certain Obligations Respecting Subsidiaries; Prohibitions on Certain Agreements. (a) The Borrower will cause each of its Subsidiaries hereafter formed or acquired to execute and deliver to the Agent promptly upon the formation or acquisition thereof (i) a Guarantee in form and substance satisfactory to the Agent, guaranteeing the Obligations, (ii) a Guarantor Security Agreement, in form an substance satisfactory to the Agent, granting to the Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property of such Subsidiary, together with appropriate Lien searches requested by the Agent indicating the Lenders' first priority Lien on such personal property, and (iii) UCC-1 Financing Statements, duly executed by such Subsidiary, in form and substance satisfactory to the Agent and, in connection with such deliveries, cause to be delivered to the Agent (A) the stock certificates representing the issued and outstanding shares of stock of such Subsidiaries, together with undated stock powers executed in blank, (B) a favorable written opinion of counsel satisfactory to the Agent as to such matters relating thereto as any Lender through the Agent may reasonably request, in form and substance satisfactory to the Agent and (C) such other agreements, instruments, approvals or other documents as any Lender through the Agent may reasonably request.

         (b) The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Borrower and each of its Subsidiaries at all times own (subject only to the Liens of the Collateral Documents) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries (or the same percentage of such other equity interest, as applicable) as is owned on the date hereof. In the event that any additional shares of stock (or other equity interests) shall be issued by any Subsidiary, the Borrower agrees forthwith to deliver (or cause to be delivered) to the Agent pursuant to the Collateral Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank (or take such other actions as necessary to perfect an interest in such other equity interests) and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Collateral Documents.

         (c) Except for the documents executed in connection with the Subordinated Indentures, the Borrower will not, and will not permit any of its Subsidiaries to enter into any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of Property.

         (d) The Borrower will cause all Telephone Systems owned by it or its Subsidiaries to be held by Classic Telephone, Inc., a Delaware corporation, or one or more of its Subsidiaries.

         5.12 Interest Rate Protection. The Borrower will, within 90 days of the Closing Date and at all times thereafter, cause at least 50% of the aggregate outstanding principal amount of the Indebtedness of the Borrower and its Subsidiaries to be either (i) subject to a fixed interest rate pursuant to the Subordinated Indentures or (ii) subject to Interest Rate Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000) on terms satisfactory to the Lead Arranger and the Agent, in each case for a period of at least two years measured from the Closing Date.

         5.13 Year 2000. The Borrower will take, and will cause its Subsidiaries to take, all action necessary to assure that the Borrower's and each Subsidiary's computer-based systems are able to operate effectively and process data effectively, including data composed of or including dates on and after January 1, 2000. At the request of the Agent, the Borrower will provide the Lenders assurances reasonably acceptable to the Agent of the Borrower's and each Subsidiary's capacity to deal with the foregoing.

         5.14 Buford Television Partnership. The Borrower will use its best efforts to cause the Buford Television Partnership to be liquidated as promptly as practical after the Closing Date and to cause the shares of BTI held by the Buford Television Partnership to be delivered in pledge to the Agent under the terms of the Security Agreement, provided that such liquidation shall not be required if doing so would result in adverse tax consequences to such partnership or its partners.


         SECTION 6.  NEGATIVE COVENANTS

         The Borrower hereby agrees that from and after the Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

         6.1 Financial Condition Covenants. The Borrower shall not:

         (a) Maximum Total Debt Ratio. As of the last day of any fiscal quarter, permit the Maximum Total Debt Ratio to exceed the following levels during the periods indicated:


                  Period                                                                      Ratio
                  ------                                                                      ------
Closing Date to and including June 30, 2000                                                   7:00:1

July 1, 2000 to and including December 31, 2000                                               6.90:1

January 1, 2001 to and including December 31, 2001                                            6:75:1

January 1, 2002 to and including December 31, 2002                                            6:50:1

January 1, 2003 to and including December 31, 2003                                            6:00:1

January 1, 2004 and thereafter                                                                5:50:1

         (b) Maximum Senior Debt Ratio. As of the last day of any fiscal quarter, permit the Maximum Senior Debt Ratio to exceed the following levels during the periods indicated:


                  Period                                                                      Ratio
                  ------                                                                      ------
Closing Date to and including June 30, 2000                                                   4:50:1

July 1, 2000 to and including June 30, 2001                                                   4:00:1

July 1, 2001 to and including December 31, 2002                                               3:75:1

January 1, 2003 and thereafter                                                                3:25:1

         (c) Total Interest Coverage Ratio. As of the last day of any fiscal quarter, permit the Total Interest Coverage Ratio to be less than the following levels during the periods indicated:


                  Period                                                                      Ratio
                  ------                                                                      ------
Closing Date to and including December 31, 2000                                               1:45:1

January 1, 2001 to and including December 31, 2001                                            1:55:1

January 1, 2002 to and including December 31, 2002                                            1:65:1

January 1, 2003 and thereafter                                                                1:75:1

         (d) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2003, to be less than 1.05:1.

         (e) Pro Forma Debt Service Coverage Ratio. As of the last day of any fiscal quarter, permit the Pro Forma Debt Service Coverage Ratio to be less than the following levels during the periods indicated:


                  Period                                                                      Ratio
                  ------                                                                      ------
Closing Date to and including December 31, 2000                                               1:15:1

January 1, 2001 to and including December 31, 2002                                            1:25:1

January 1, 2003 and thereafter                                                                1:35:1

         (f) Maximum Capital Expenditures. Permit Capital Expenditures of the Borrower and its Subsidiaries to be more than the following levels during the periods indicated:


Period                                                                          Maximum Amount
------                                                                          --------------
Closing Date to December 31, 1999                                               $   25,000,000

Fiscal Year Ending December 31, 2000                                            $   45,000,000

Fiscal Year Ending December 31, 2001                                            $   45,000,000

Fiscal Year Ending December 31, 2002                                            $   35,000,000

Each Fiscal Year thereafter                                                     $   20,000,000


         Notwithstanding the foregoing, in the event the Borrower and its Subsidiaries do not, in any fiscal year, exhaust such amount with respect to such fiscal year, such excess amount may be used to make, or commit to make, Capital Expenditures in the immediately following fiscal year, but not thereafter.

         6.2 Limitation on Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

         (a) Indebtedness created hereunder and under the Notes and the other Loan Documents;

         (b) Indebtedness of the Borrower or any of its Subsidiaries outstanding on the Closing Date and listed on Schedule 6.2 (and not referred to in any other clause of this Section 6.2);

         (c) the Subordinated Indebtedness;

         (d) Indebtedness under any Interest Rate Agreement, provided that such Interest Rate Agreement is not entered into for speculative purposes but is entered into, with respect to floating rate Indebtedness, to hedge against fluctuations in interest rates;

         (e) Indebtedness (i) evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof,
(ii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iii) for bank overdrafts incurred in the ordinary course of business that are promptly repaid, in an aggregate amount (under clauses (i), (ii) and (iii)) not to exceed $2,500,000 at any one time outstanding;

         (f) Indebtedness of Wholly Owned Subsidiaries of the Borrower to the Borrower or to other Wholly Owned Subsidiaries of the Borrower;

         (g) additional Indebtedness of the Borrower and its Subsidiaries not referred to in clauses (a) - (f) above (including, without limitation, Capitalized Lease Obligations and other Indebtedness secured by Liens permitted by Section 6.3(b)) up to but not exceeding $5,000,000 at any one time outstanding; and

         (h) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness of the Borrower or any Subsidiary, as the case may be, incurred in compliance with clause (b) or (c) above; provided, however, that (i) Indebtedness of the Borrower may not be refinanced under this clause (h) with Indebtedness of any Subsidiary, (ii) any such refinancing shall not exceed the sum of the principal amount or redemption payment value (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced plus the amount of accrued interest thereon and such reasonable fees and expenses incurred in connection therewith, (iii) Indebtedness representing a refinancing shall not mature prior to the stated maturity of the Indebtedness refinanced and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iv) Subordinated Indebtedness may only be refinanced with Indebtedness subordinated to the Obligations, and otherwise on terms, at least as favorable to the Lenders as the Subordinated Indebtedness and (v) unsecured Indebtedness which is pari passu with the Obligations may only be refinanced with unsecured Indebtedness, which is either pari passu with the Obligation or subordinated to the Obligations on terms at least as favorable to the Lenders as the Subordinated Indebtedness.

         6.3 Limitation on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens created hereunder or under any of the other Loan Documents;

         (b) Liens on real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Borrower or any such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise);

         (c) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (d) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7(i);

         (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect; and

         (h) Liens existing on the date hereof and referred to in Schedule 6.3 (and not referred to in any other clause of this Section 6.3).

         6.4 Limitation on Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, or (iii) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person (except for purchases of equipment, programming rights and other Property to be sold or used in the ordinary course of business) except that, so long as no Default has occurred and is continuing or would result therefrom:

         (a) the Borrower may consummate the BTI Acquisition;

         (b) the Borrower may consummate Permitted Acquisitions in accordance with the terms of Section 6.7(h);

         (c) any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower, if the Borrower shall be the continuing or surviving corporation or (ii) any other Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation; and

         (d) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower.

         6.5 Limitation on Sale of Assets. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Asset Disposition except Asset Dispositions of (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the aggregate amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $3,000,000 and (ii) CATV Systems, so long as the aggregate fair market value of any CATV Systems disposed of under this clause (ii) during any twelve-month period shall not exceed $5,000,000; provided that in each case, (A) the Borrower makes the mandatory payment, if any, required pursuant to Section 2.7(b), (B) no Default has occurred and is continuing or would result from such Asset Disposition, (C) the Borrower or such Subsidiary, as applicable, receives at least fair market value consideration for such Asset Disposition, as determined in good faith by the Board of Directors (or similar authority for a limited liability company or partnership) of the Borrower or such Subsidiary, as applicable, and evidenced in a written resolution thereof, (D) except for an Asset Disposition involving the exchange of CATV Systems, not less than 75% of the consideration received by the Borrower or such Subsidiary, as applicable, is in the form of cash and (E) if such Asset Disposition is of the Borrower's equity interest in a Subsidiary (or any Subsidiary's equity interest in another Subsidiary), such Asset Disposition shall constitute a sale of all equity interests in such Subsidiary.

         6.6 Limitation on Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries to (i) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (ii) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that (i) any Subsidiary may make Restricted Payments to the Borrower or to any other Wholly Owned Subsidiary of the Borrower, (ii) commencing February 1, 2004, the Borrower may make Restricted Payments to CCI for the purpose of permitting CCI to make regularly scheduled payments of interest on the CCI Notes as required pursuant to the terms of the CCI Indenture as in effect on the Closing Date and (iii) the Borrower may make Restricted Payments to CCI to pay administrative expenses and taxes in an amount not to exceed $1,000,000 in any fiscal year; provided that in each case (A) no Default has occurred and is continuing or would result from the making of such Restricted Payment and (B) with respect to clause (ii) above, no such Restricted Payment shall be permitted during any period in which the Maximum Total Debt Ratio equals or exceeds 5.50 to 1.00.

         6.7 Limitation on Investments, Loans and Advances. The Borrower will not, and will not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, except for:

         (a) investments permitted by Section 6.4(a) and (b);

         (b) investments in Cash Equivalents;

         (c) investments outstanding on the date hereof and identified in
Schedule 6.7;

         (d) operating demand deposit accounts with banks established and maintained in the ordinary course of business;

         (e) investments by the Borrower and its Subsidiaries in the Borrower and its Subsidiaries;

         (f) Interest Rate Agreements;

         (g) investments not referred to in any other clause of this Section 6.7 up to but not exceeding $5,000,000 in the aggregate; and

         (h) Permitted Acquisitions, so long as:

                  (i) unless the Majority Lenders shall otherwise consent in writing, (1) the aggregate purchase price of all Permitted Acquisitions shall not exceed the sum of (x) $30,000,000 plus (y) an amount equal to 50% of the amount of Net Proceeds of any Equity Offering not used to repay or prepay certain debt in accordance with Section 2.7(c)(i); provided that, in the case of any Permitted Acquisitions in excess of an aggregate of $30,000,000, the Total Debt Ratio of the Borrower immediately after giving effect to such Permitted Acquisition shall not be greater than the Total Debt Ratio of the Borrower immediately before giving effect to such Permitted Acquisition; provided, further, that not more than $10,000,000 aggregate purchase price of such Permitted Acquisitions shall consist of Other Communications Businesses;

                  (ii) such acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired CATV System and the related assets thereof, are owned either by the Borrower or a Wholly Owned Subsidiary of the Borrower, and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity;

                  (iii) such acquisition (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary of the Borrower;

                  (iv) the Borrower shall deliver to the Agent (which shall promptly forward copies thereof to each Lender) (1) no later than five Business Days prior to the consummation of each such acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), executed counterparts of the respective agreements or instruments pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith and (2) promptly following request therefor, copies of such other information or documents relating to each such acquisition as the Agent or the Majority Lenders shall have reasonably requested;

                  (v) the agreements, instruments and other documents referred to in the foregoing clause (iv) shall provide that

                           (1) the entire amount of the consideration payable by
                  the Borrower and its Subsidiaries in connection with such acquisition (other than customary post-closing adjustments and indemnity obligations, and other than Indebtedness incurred in connection with such acquisition that is permitted under
                  Section 6.2(g)) shall be payable on the date of such acquisition,

                           (2) neither the Borrower nor any of its Subsidiaries
                  shall, in connection with such acquisition, assume or remain liable in respect of (x) any Indebtedness of the seller or sellers (except for Indebtedness permitted under Section 6.2(g)) or (y) other obligations of the seller or sellers (except for obligations incurred in the ordinary course of business in operating the CATV System so acquired and necessary and desirable to the continued operation of such CATV System), and

                           (3) all Property to be acquired in connection with
                  such acquisition shall be free and clear of any and all Liens, except to the extent permitted by Section 6.3 hereof (and in the event any such Property is subject to any Lien not permitted by this clause (3) then concurrently with such acquisition such Lien shall be released);

                  (vi) no later than five Business Days prior to the consummation of such acquisition, the Borrower shall have delivered to each Lender a Covenant Compliance Certificate prepared on a pro forma basis in accordance with Section 1.2(e) and assuming that interest for such period had been equal to the actual blended interest rate paid by the Borrower during such period on the Loans);

                  (vii) concurrently with the consummation of such acquisition, all actions (1) required under Section 5.11 and (2) required by the Agent to perfect a security interest in substantially all personal property assets acquired shall have been taken (including but not limited to delivery of an opinion of counsel to the Borrower and its Subsidiaries in form and substance satisfactory to the Agent with respect to such perfection and with respect to regulatory compliance of the assets or entity to be acquired); and

                  (viii) at the time of such acquisition and after giving effect thereto, no Default shall have occurred and shall be continuing.

         6.8 Modifications of Certain Documents; Subordinated Indebtedness; Certain Changes. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of (i) the Acquisition Agreement in any manner that would have a Material Adverse Effect, (ii) the Tax Sharing Agreement or (iii) any agreement, instrument or other document relating to the Subordinated Indebtedness (including but not limited to the Subordinated Indentures) in any manner that would have a Material Adverse Effect, without, in each case, the prior written consent of the Majority Lenders.

         (b) Neither the Borrower, nor any of its Subsidiaries, will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Subordinated Indebtedness; provided that the Borrower may make regularly scheduled payments of interest on the Subordinated Notes as required pursuant to the terms of the applicable Subordinated Indenture (it being understood that no such payment shall be permitted if (i) a Default shall have occurred and be continuing under Section 7(a), or (ii) for the period described in the applicable Subordinated Indenture, any other Default shall have occurred and be continuing) and provided, further, that the Borrower may effect a refinancing of Subordinated Indebtedness with new subordinated indebtedness of the Borrower so long as (i) such refinancing is permitted under Section 6.2(h) and (ii) at the time of such refinancing and after giving effect thereto no Default shall have occurred and be continuing and provided, further, that the Borrower may redeem, in part, the Subordinated Indebtedness with the proceeds of Equity Offerings in the priority and to the extent set forth in Section 2.7 (c)(i) so long as both immediately prior and after giving effect to any such redemption (i) the Maximum Senior Debt Ratio is less than 3.5:1 and (ii) no Default shall have occurred and be continuing.

         (c) The Borrower shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the applicable Subordinated Indenture) for purposes of the Subordinated Indentures without the prior written consent of Majority Lenders.

         (d) The Borrower will not, nor will it permit any of its Subsidiaries to, change its legal, operating or trade names without giving at least 30 days prior written notice to the Agent.

         6.9 Transactions with Affiliates. Except as otherwise permitted under Sections 6.6 or 6.12, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, employee compensation arrangements, or the rendering of any service, with any Affiliate or any Subsidiary not a Wholly Owned Subsidiary unless (i) such transaction is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (ii) in the event such transaction involves an aggregate amount in excess of $1,000,000, the terms of such transaction are set


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forth in writing and shall have been approved by a majority of the members of the Board of Directors (or corresponding authority with respect to a limited liability company or partnership) having no personal stake in such transaction (and such majority determines that such transaction satisfies the criteria in clause (i) above) and (iii) in the event such transaction involves an aggregate amount in excess of $10,000,000, the Borrower has received a written opinion from a nationally recognized independent investment banking firm, or nationally recognized accounting or appraisal firm, that such transaction is fair to the Borrower and its Subsidiaries from a financial point of view.

         6.10 Fiscal Year. Borrower shall not permit its fiscal year or the fiscal year of any of its Subsidiaries to end on a day other than December 31.

         6.11 Sale-Leaseback Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property unless (a) before and after giving effect thereto no Default shall have occurred and be continuing; and (b) the net cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the board of directors and set forth in an officer's certificate delivered to the Agent, of the property that is the subject of that sale and leaseback transaction.

         6.12 Management Fees. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur any management fees for services rendered other than management fees payable to Brera Classic LLC or any of its Affiliates in an amount not to exceed $500,000 in any Fiscal Year.

         6.13 Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of owning and operating (i) CATV Systems, (ii) Telephone Systems (and businesses related to such Telephone Systems) and (iii) Other Communications Businesses, provided that in any event so long as the Maximum Total Debt Ratio is greater than 6.00:1.0, at least 85% and so long as the Maximum Total Debt Ratio is 6.00:1.0 or less, at least 75% of the gross operating revenues of the Borrower and its Subsidiaries shall be derived from the ownership and operation of U.S.
domestic CATV Systems.

         SECTION 7.  EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document; or

         (b) Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) The Borrower shall default in the observance or performance of any agreement contained in Section 4.3, 5.2(e), 5.4(ii) or 5.9 or any provision of
Section 6; or CCI shall default in the performance of any of its obligations under Section 24 of the Pledge Agreement; or

         (d) Any Obligor shall default in the observance or performance of any other agreement or obligation contained in this Agreement or the other Loan Documents (or, in the case of CCI, in the performance of any of its obligations in the Tax Sharing Agreement) (other than as provided in paragraphs (a) through
(c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Borrower; or


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                                       63


         (e) Any Guarantee shall cease, for any reason, to be in full force and effect; or

         (f) The Borrower, CCI or any other Obligor shall default in the payment when due of principal of or interest on any Indebtedness (other than the Notes) issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $5,000,000 or more, or in the payment when due of any amount under any Interest Rate Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Agreement, to permit the payments owing under such Interest Rate Agreement to be liquidated; or

         (g) (i) The Borrower or any other Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Obligor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any other Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

         (h) (i) The Borrower or any Commonly Controlled Entity shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or

         (i) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance where the insurer has admitted liability in respect of such judgment) of $5,000,000 or more, or involving in the aggregate a liability (regardless of insurance coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree; or


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                                       64


         (j) A reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries, Affiliates or predecessors that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

         (k) Either one or more of the following events shall occur and be continuing:

                  (i) the Borrower shall cease to be a Wholly Owned Subsidiary of CCI;

                  (ii) prior to a Qualified Public Offering, Brera Classic LLC and its Affiliates (collectively, the "Brera Holders") shall cease to own, on a fully diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights), capital stock representing at least 51% of the votes that may be cast in an election of directors of CCI; provided, however, that if the aggregate holdings of the Brera Holders represent less than 51% of such votes solely as a result of the dilution of existing shareholders generally through the issuance by CCI of additional equity in connection with a corporate transaction effected after the Closing Date and not involving the sale or other disposition of CCI capital stock by the Brera Holders, then no default shall exist under this clause (ii) so long as the aggregate holdings of the Brera Holders continue to represent not less than 35% of such votes;

                  (iii) after a Qualified Public Offering either (x) the Initial Stockholders shall cease to own, collectively, on a fully diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights), capital stock representing at least 30% of the aggregate fair market value (or, if greater, the aggregate liquidation value) of the capital stock of all classes of CCI and cease to hold at least 30% of the aggregate shares of voting capital stock of CCI (representing at least 30% of the votes that may be cast in an election of directors of CCI) or (y) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 13(d) and 14(d) of the Exchange Act) (other than the Initial Stockholders) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the capital stock of CCI on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights); or

                  (iv) a majority of the Board of Directors of CCI and the Borrower, respectively, shall no longer be composed of individuals (i) who were members of said applicable Board on the Closing Date, (ii) whose election or nomination to said applicable Board was approved by individuals referred to in the preceding clause (i) constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by the Initial Stockholders; or

         (l) Except for Franchises for CATV Systems that cover fewer than 5% of the Subscribers of the Borrower and its Subsidiaries (determined as at the last day of the most recent fiscal quarter for which a Quarterly Officers' Report shall have been delivered), one or more Franchises relating to the CATV Systems of the Borrower and its Subsidiaries shall be terminated or revoked such that the Borrower or such Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom or the Borrower or such Subsidiary or the grantors of such Franchises shall fail to renew such Franchises at the stated expiration thereof such that the Borrower or such Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom; or


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                                       65


         (m) The Liens created by the Collateral Documents shall at any time not constitute valid and perfected Liens on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 6.3), or, except for expiration in accordance with its terms, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

         (n) The Borrower or any Subsidiary shall fail to comply with the subordination provisions of the Subordinated Indentures; or

         (o) Except for a Subsidiary sold with the consent of the Majority Lenders, any Subsidiary of the Borrower shall fail to be a member of the same affiliated group of corporations filing consolidated returns for Federal income tax purposes (within the meaning of Section 1504 of the Code);

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments to the Borrower and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to the Borrower and the commitment to issue Letters of Credit to be terminated forthwith, whereupon such Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the Borrower shall make a Cash Collateral Deposit in an amount equal to the aggregate Letter of Credit Amount. In all cases, with the consent of the Majority Lenders, the Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


         SECTION 8.  THE AGENT

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints Union Bank of California, N.A., as Agent for such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Union Bank of California, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby appoints and authorizes the Lead Arranger and the Syndication Agent and Documentation Agent to act as its agent under and in accordance with the terms of this Agreement. The obligations of the Lead Arranger and the Syndication Agent hereunder shall terminate upon completion of the initial syndication of the Commitments. The Documentation Agent shall have no obligations hereunder after the Closing Date. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agent, the Syndication Agent, the Documentation Agent or the Lead Arranger (each, a "Facility Agent" and collectively the "Facility Agents") shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Facility Agent.

         8.2 Delegation of Duties. The Facility Agents may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning


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all matters pertaining to such duties. No Facility Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. No Facility Agent, nor any of such Facility Agent's officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any other Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Facility Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or the Notes or any other Loan Document or for any failure of the Borrower, any Subsidiary or any other Obligor to perform its obligations hereunder or thereunder. No Facility Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Subsidiary or any other Obligor.

         8.4 Reliance by the Agent. The Facility Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Facility Agents. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders, the Majority Revolving Loan Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except those incurred solely as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders, the Majority Revolving Loan Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders, the Majority Revolving Loan Lenders, or all Lenders as appropriate; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Agent shall believe necessary to protect the Lenders' interests in the Collateral.

         8.6 Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that no Facility Agent, nor any of such Facility Agent's officers, directors, partners, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Facility Agent hereafter taken, including any review of the affairs of the Borrower, any Subsidiary or any other Obligor, shall be deemed to constitute any representation or warranty by such Facility Agent to any Lender. Each Lender represents to each Facility Agent that it has, independently


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and without reliance upon such Facility Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary and the other Obligors and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Facility Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and the other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, no Facility Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any Subsidiary or any other Obligor which may come into the possession of such Facility Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7 Indemnification. The Lenders agree to indemnify each Facility Agent in its capacity as such (to the extent not reimbursed by the Borrower, its Subsidiaries or the other Obligors and without limiting the obligation of such Persons to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against such Facility Agent, in its capacity as a Facility Agent, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Facility Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

         8.8 The Facility Agents in Their Individual Capacities. The Facility Agents and their Affiliates may make loans to, accept deposits from, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with the Borrower, any Subsidiary, the other Obligors and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Obligor, all as though the Facility Agents were not the Facility Agents hereunder and under the other Loan Documents and without any duty to account therefor to the Lenders. With respect to the Agent, the Loans made or renewed and the Letters of Credit issued or participated in by such Facility Agent, and any Note issued to such Facility Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not a Facility Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         8.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (so long as no Default has occurred and is continuing) shall be approved by the Borrower (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Further, if the Agent no longer has any Loans, Letter of Credit participations or


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                                       68


Commitments hereunder, the Agent shall immediately resign and shall be replaced, and have the benefits, as set forth in this Section 8.9. In addition, after the replacement of an Agent hereunder, the retiring Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         8.10 Collateral Documents. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, each Facility Agent and each Lender hereby agree that (a) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guarantee, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guarantees may be exercised solely by the Agent for the benefit of the Lenders in accordance with the terms thereof, and
(b) in the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale, the Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any such collateral payable by the Agent at such sale.


         SECTION 9.  MISCELLANEOUS

         9.1 Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of the Loan Documents may be modified or supplemented only by an instrument in writing signed by the Borrower, the Agent and the Majority Lenders, or by the Borrower and the Agent acting with the consent of the Majority Lenders, and any provision of any Loan Document may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's Commitment, or amend, modify or waive any provision of Section 2.6 or 2.7, in each case without the written consent of the Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders or Majority Revolving Loan Lenders, or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Obligor from any liability under its respective Loan Documents; or (d) release any material portion of the Collateral, except for any Asset Disposition or release of Lien permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(h), 2.2(f), 2.3(f), 2.4(f) or 2.13; or (f) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders, in each case set forth in clauses (i)(b) through (i)(f) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 4.2 with respect to the making of a Revolving Loan, or reduce the percentage specified in, or otherwise modify the definition of, Majority Revolving Loan Lenders, without the written consent of the Majority Revolving Loan Lenders; or (iii) amend, modify or waive any provision of Section 4.2 with respect to the making of any Term C Loan, without the written consent of the Term C Lenders that are to make such Term C Loan; or (iv) amend, modify or waive any provision of
Section 8 without the written consent of the Agent, Syndication Agent, Documentation Agent or the Lead Arranger existing at such time, or any provision affecting the rights and duties of the Agent as the issuer of Letters of Credit without the consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Obligors, the Lenders, the Agent, each other Facility Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Obligors, the Lenders, and each other Facility Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower and the Agent, and as set forth on the signature pages hereto, or in the Assignment and Acceptance or Assumption Agreement pursuant to which a Person becomes a party hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:             Classic Cable, Inc.
                                  515 Congress Avenue, Suite 2626
                                  Austin, Texas  78701
                                  Attention:  Steven E. Seach
                                  Telecopy:  (512) 476-5204


The Agent:                Union Bank of California, N.A
                                  445 South Figueroa Street
                                  Los Angeles, California  90071
                                  Attention:  Communications/Media Division
                                  Telecopy:  (213) 236-5747

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 or 2.8 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lead Arranger and the Agent for all its reasonable costs and out-of-pocket expenses (including travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, syndication efforts (whether completed before or after the Closing Date) in connection with this Agreement and the reasonable fees and disbursements of counsel to the Lead Arranger, (b) after the occurrence and during the continuance of a Default, to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Agent and each Lender (including the allocated costs of internal counsel to the Agent and the Lenders which costs are not in duplication of any costs of outside counsel to the Agent and each Lender), (c) to pay, and indemnify and hold harmless each Lender and each Facility Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender and each Facility Agent and the officers, partners, directors, employees, agents and affiliates of any Facility Agent or Lender (collectively "Indemnitees") from and against, any and all Indemnified Liabilities, provided that the Borrower shall have no obligation hereunder to any Facility Agent or any Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any Facility Agent or any Lender . As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any activities relating to Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Acquisition Agreement or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guarantees)). (To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.5 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.) The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations; Purchasing Lenders.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Obligor or any substantial portion of the Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other

Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 with respect to its participation in the Commitments and the Loans and the Letters of Credit outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any of its Affiliates or Approved Funds or to any Lender, any Affiliate or Approved Fund thereof or to one or more additional lenders or financial institutions, which additional lenders shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Purchasing Lender and such transferor Lender and delivered to the Agent for its acceptance and recording in the Register (as defined in (d) below), provided, that (i) any such sale must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations related to the Revolving Loans and the Term A Loans under this Agreement, the Notes and the other Loan Documents and in the case of an assignment of less than all of a Lender's Revolving Loans and Term A Loans, the assigning Lender shall retain an aggregate principal amount of Revolving Loans and Term A Loans of not less than $2,000,000, (ii) any such sale must result in the Purchasing Lender having at least $2,000,000 in aggregate amount of obligations related to the Term B Loans and in the case of an assignment of less than all of a Lender's Term B Loans, the assigning Lender shall retain an aggregate principal amount of Term B Loans of not less than $2,000,000, (iii) any such sale must result in the Purchasing Lender having at least $2,000,000 in aggregate amount of obligations related to the Term C Loans and in the case of an assignment of less than all of a Lender's Term C Loans, the assigning Lender shall retain an aggregate principal amount of Term C Loans of not less than $2,000,000 and (iv) each such assignment by a Lender of its Term A Loans, Term A Note, Revolving Loans, Revolving Note, Revolving Commitment or its participation in Letters of Credit shall be in such manner so that the same portion of its Term A Loans, Term A Note, Revolving Loans, Revolving Note, Revolving Commitment and its participation in Letters of Credit is assigned to the respective assignee. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a Lender party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance, and if the transferor Lender has retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

         (d) The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance and each Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and, if applicable, the Letters of Credit participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans and the participant in the Letters of Credit, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed in accordance with the terms hereof, together with payment to the Agent by the Purchasing Lender of a registration and processing fee of $2,000 (except in the case of a Lender assigning to its Affiliate or Approved Funds or to another Lender and assignments made to or by Goldman Sachs Credit Partners L.P., in which case the processing fee shall be $500), the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register.

         (f) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Borrower shall cause the Agent to maintain a register (the "Tax Register") on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Tax Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Tax Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Borrower and the Agent shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. The Tax Register shall be available for inspection by the Borrower and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

         (g) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower, its Subsidiaries, CCI, and their Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower, its Subsidiaries, CCI, and their Affiliates prior to becoming a party to this Agreement provided that such Transferee or prospective Transferee agrees to be bound by the terms of Section 9.15(b) hereof.

         (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes, or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law.

         9.7 Adjustments; Set-Off.

         (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan or its participations in Letters of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an originally executed counterpart of this Agreement.

         9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement represents the entire agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

         (b) no Facility Agent, and no Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Facility Agents and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

         (c) no joint venture exists among the Lenders or among the Borrower, on one hand and the Lenders, on the other hand.

         9.13 Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.14 Copies of Certificates, Etc. Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender, it shall do so in such number of copies as the Agent shall reasonably specify.

         9.15 Treatment of Certain Information; Confidentiality. (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender, or by one or more Subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or affiliate, it being understood that any such Subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration of the Letters of Credit and the termination of the Commitments.

         (b) Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners or other regulatory authorities, auditors or accountants, (iv) to the Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant), and provided further that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Borrower.

         9.16 Consent to Jurisdiction. The Borrower, to the extent permitted by applicable law, hereby irrevocably submits to the nonexclusive general jurisdiction of the courts of the States of California and New York, the courts of the United States of America for the Central District of California and the Southern District of New York and appellate courts from any thereof in any legal action or proceeding arising out of or relating to this agreement or any other Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California, New York or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum for the maintenance of such action or proceeding and any objection to venue of such action or proceeding. Nothing in this Section shall affect the right of the Agent to serve legal process in any manner permitted by law or affect the right of the Agent to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

         9.17 Interest Rates. (a) It is the intention of the parties hereto that the Loans made hereunder shall conform strictly to applicable usury laws. Accordingly, none of the terms and provisions contained in this Agreement or any of the other Loan Documents shall ever be construed to create a contract to pay interest to the Lenders for the use, forbearance or detention of money at a rate in excess of the highest lawful rate applicable (the "Maximum Lawful Rate"), and that, for purposes of this Section 9.17, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws (whether or not denominated as interest) and are contracted for, taken, reserved, charged or received under any of this Agreement or the other Loan Documents or otherwise in connection with the transactions contemplated by this Agreement and the other Loan Documents. If as a result of prepayment, acceleration of maturity or otherwise, the effective rate of interest which would otherwise be payable to any Lender under this Agreement or any other Loan Document would exceed the Maximum Lawful Rate for the period during which the principal amount of any Loan was outstanding, or if any Lender shall receive moneys or other consideration that are deemed to constitute interest that would increase the effective rate of interest payable by the Borrower to such Lender under this Agreement or any other Loan Document to a rate in excess of the Maximum Lawful Rate for the period during which the principal amount of any Loan was outstanding, then (i) the amount of interest that would otherwise be payable by the Borrower to such Lender under this Agreement and the other Loan Documents shall be reduced to the Maximum Lawful Rate, and (ii) any interest paid by the Borrower to such Lender in excess of the Maximum Lawful Rate shall be credited by such Lender as an optional prepayment of the Loans (to be applied to the principal of the Loans of such Lender in the order specified in Section 2.7(f), provided that such amount shall not be applied to reduce such Lender's Revolving Loan Commitment, if any) and, thereafter, shall be returned to the Borrower. All calculations of the rate or amount of interest contracted for, taken, reserved, charged or received by any Lender under any of this Agreement and the other Loan Documents that are made for the purpose of determining whether such rate or amount exceeds the Maximum Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading during the full stated term of all of the Loans owed to such Lender.

         (b) If at any time and from time to time (i) the amount of interest payable to any Lender on any date would otherwise exceed the Maximum Lawful Rate, the amount of interest payable to such Lender shall be limited to the Maximum Lawful Rate pursuant to paragraph (a) above and (ii) in respect of any subsequent interest computation period, the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Maximum Lawful Rate, then the amount of interest payable in respect of such subsequent computation period shall be computed at the Maximum Lawful Rate until the earlier to occur of (x) the date upon which the total amount of interest payable to such Lender shall equal the total amount of interest that would have been payable to such Lender if the total amount of interest had been computed without giving effect to paragraph (a) above, or (y) payment in full of all Loans held by such Lender.

         (c) Without limiting the application of Section 9.16 hereof, insofar as the provisions of Chapter 1D of the Texas Credit Title, as amended, are deemed applicable to the determination of the Maximum Lawful Rate with respect to any of the Loans, the weekly rate ceiling computed from time to time pursuant to
Article 1D.003 of such Chapter shall apply to such Loans; provided that to the extent permitted by such Article, any Lender may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans and other obligations held by such Lender.

         (d) Without limiting the application of this Section 9.17, the provisions of Chapter 342, Chapter 343 and Chapter 346 of the Texas Finance Code, as amended shall not apply to this Agreement, the other Loan Documents or the transactions contemplated hereby.

         9.18 WAIVER OF JURY TRIAL. THE BORROWER, EACH FACILITY AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH AND FOR
ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   BORROWER

                                   CLASSIC CABLE, INC.

                                   By:     /s/ Steven E. Seach
                                      ------------------------------------------
                                   Name: Steven E. Seach
                                   Title: President and Chief Financial Officer


                                   AGENT

                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as Agent

                                   By:  /s/  Peter C. Connoy
                                      ------------------------------------------
                                   Name: Peter C. Connoy
                                   Title: Vice President


                                   LENDERS

                                   GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                   as a Lender

                                   By:   /s/  Doug Henderson
                                      ------------------------------------------
                                   Name:  Doug Henderson
                                   Title: Managing Director


                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as a Lender


                                   By:  /s/  Peter C. Connoy
                                      ------------------------------------------
                                   Name: Peter C. Connoy
                                   Title: Vice President

                                   THE CHASE MANHATTAN BANK, as a Lender

                                   By:   /s/  Edmond DeForest
                                      ------------------------------------------
                                   Name:  Edmond DeForest
                                   Title:   Vice President


                                   PARIBAS, as a Lender

                                   By: /s/  Lynn S. Randall    William B. Schink
                                      ------------------------------------------
                                   Name:  Lynn  S. Randall     William B. Schink
                                   Title:   Directors


                                   MERCANTILE BANK NATIONAL ASSOCIATION,
                                   as a Lender

                                   By: /s/ Gregory D. Knudsen
                                      ------------------------------------------
                                   Name: Gregory D. Knudsen
                                   Title: Vice President


                                   PNC BANK, NATIONAL ASSOCIATION,
                                   as a Lender

                                   By: /s/  Steven J. McGehrin
                                      ------------------------------------------
                                   Name: Steven J. McGehrin
                                   Title: Vice President


                                   SUNTRUST BANK, CENTRAL FLORIDA, N.A.,
                                   as a Lender

                                   By:   /s/  Laura G. Harrison
                                      ------------------------------------------
                                   Name:  Laura G. Harrison
                                   Title: Vice President

                                   THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

                                   By:   /s/  J. E. Palmer
                                      ------------------------------------------
                                   Name:  J. E. Palmer
                                   Title: Assistant Vice President

                                   HELLER FINANCIAL, INC., as a Lender

                                   By:   /s/  Sheila C. Weiner
                                      ------------------------------------------
                                   Name:  Sheila C. Weiner
                                   Title: Vice President


                                   NATEXIS BANQUE BFCE, as a Lender

                                   By: /s/ Cynthia E. Sachs Frank H. Madden, Jr.
                                      ------------------------------------------
                                   Name: Cynthia E. Sach   Frank H. Madden, Jr.
                                   Title:  Vice Presidents and Group Managers


                                   SUMMIT BANK, as a Lender

                                   By:   /s/  Michael P. Thomson
                                      ------------------------------------------
                                   Name: Michael P. Thomson
                                   Title: Vice President


                                   U.S. BANK NATIONAL ASSOCIATION,
                                   as a Lender

                                   By:   /s/  Andy McDonald
                                      ------------------------------------------
                                   Name:  Andy McDonald
                                   Title: Senior Vice President

                                                                    SCHEDULE 2.1


                                     PART A

                                   COMMITMENTS




                                           Revolving Loan        Term A                Term B
               Lender                       Commitment          Commitment            Commitment
               ------                       ----------          ----------            ----------
Goldman Sachs Credit Partners L.P.      $                       $                  $


Union Bank of California, N.A.          $                       $                  $


The Chase Manhattan Bank                $                       $                  $


Banque Paribas                          $                       $                  $